                                             As filed pursuant to Rule 424(b)(2)


PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 18, 1998

                                  $690,000,000
                          BA MASTER CREDIT CARD TRUST
  $648,750,000 CLASS A FLOATING-RATE ASSET BACKED CERTIFICATES, SERIES 1998-A
   $41,250,000 CLASS B FLOATING-RATE ASSET BACKED CERTIFICATES, SERIES 1998-A

                      BANK OF AMERICA NATIONAL ASSOCIATION
                            TRANSFEROR AND SERVICER

                            ------------------------

    Each Class A Floating-Rate Asset Backed Certificate, Series 1998-A (collectively, the "Class A Certificates") and each Class B Floating-Rate Asset Backed Certificate, Series 1998-A (collectively, the "Class B Certificates," and together with the Class A Certificates, the "Certificates") represents an undivided interest in the assets of, and the right to receive certain payments from, the BA Master Credit Card Trust (the "Trust"), created pursuant to a Pooling and Servicing Agreement between Bank of America National Association ("Bank of America"), as transferor and servicer, and U.S. Bank National Association (formerly known as First Bank National Association), as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard(R) and VISA(R) revolving credit card accounts (the "Accounts"), all monies due and to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of any credit insurance policies relating to the Receivables, any Enhancements, all monies on deposit in certain bank accounts of the Trust (including any Permitted Investment in which any such monies are invested) and the right to receive Interchange allocable to the Certificates, as described herein.
                                                        (Continued on next page)

     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 20 IN THE PROSPECTUS.

     PROCEEDS FROM THE ASSETS IN THE TRUST WILL BE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRANSFEROR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR OTHER ASSETS OF THE TRUST ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE TRANSFEROR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, OR ANY OF THEIR AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

========================================================================================================================
                                                           PRICE TO             UNDERWRITING           PROCEEDS TO
                                                          PUBLIC(1)               DISCOUNT           TRANSFEROR(1)(2)
------------------------------------------------------------------------------------------------------------------------
Per Class A Certificate                                   99.97817%                0.275%               99.70317%
------------------------------------------------------------------------------------------------------------------------
Per Class B Certificate                                      100%                  0.325%               99.67500%
------------------------------------------------------------------------------------------------------------------------
Total                                                    $689,858,378            $1,918,125            $687,940,253
========================================================================================================================

(1) Plus accrued interest, if any, at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, from March 26, 1998.

(2) Before deduction of expenses estimated to be $750,000.
                            ------------------------
    This Prospectus Supplement and the related Prospectus may be used by BancAmerica Robertson Stephens, an affiliate of the Transferor and Servicer, in connection with offers and sales related to secondary market transactions in the Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    The Certificates are offered by the Underwriter when, as and if issued by the Trust and accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form on or about March 26, 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.
                            ------------------------
                              SALOMON SMITH BARNEY
                            ------------------------
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 19, 1998

(Continued from previous page)

     In addition, the Collateral Interest (as described herein) will be issued in the initial amount of $60,000,000 and will be subordinated to the Certificates as described herein. Bank of America initially will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust from time to time and will service the Receivables. Bank of America has offered and may from time to time offer other Series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, and may establish other trusts from time to time having assets substantially similar to the assets of the Trust.

     Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. Listings of the pages on which such terms are defined are found in the "Index of Terms for Prospectus Supplement" beginning on page S-53 herein and in the "Index of Terms for Prospectus" on page 76 of the Prospectus.

     Interest will accrue on the Class A Certificates from March 26, 1998 (the "Closing Date") through April 14, 1998 and from April 15, 1998 through May 14, 1998 and with respect to each Interest Period (as defined herein) thereafter, at the rate of 0.11% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (as defined herein) with respect to such period (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the Closing Date through April 14, 1998 and from April 15, 1998 through May 14, 1998 and with respect to each Interest Period thereafter, at the rate of 0.27% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate"). The initial LIBOR Determination Date is March 24, 1998. Interest with respect to the Certificates will be distributed on May 15, 1998 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is scheduled to be distributed on the March 2003 Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on the April 2003 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Assumptions." For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in St. Paul, Minnesota or Phoenix, Arizona are authorized or obligated by law or executive order to be closed.

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

     The Certificates offered hereby constitute a separate Series of certificates being issued by the Trust from time to time and offered pursuant to a Prospectus dated March 18, 1998. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" herein and the "Index of Terms for Prospectus" in the Prospectus.

TYPE OF SECURITIES......Class A Floating-Rate Asset Backed Certificates, Series
                           1998-A (the "Class A Certificates") and Class B Floating-Rate Asset Backed Certificates, Series 1998-A (the "Class B Certificates," and together with the Class A Certificates, the "Certificates").

OVERVIEW OF THE
TRANSACTION.............The Trust has been formed for the purpose of holding the
                           Receivables and to provide for the issuance of the Certificates and other similar securities. Each Certificate evidences a specific undivided interest in the assets of the Trust allocated to the Certificates and represents the right to receive a portion of the collections on the Receivables. Such collections will be used to pay interest and principal due on such Certificate on the applicable payment date. The Class A Certificates will also have the benefits of excess collections of finance charges, as described herein, and the subordination of the Class B Certificates and the Collateral Interest. The Class B Certificates will also have the benefits of excess collections of finance charges not needed to cover shortfalls in respect of the Class A Certificates and the subordination of the Collateral Interest not used for the benefit of the Class A Certificates. The Class B Certificates therefore bear a greater risk of loss of principal and of shortfalls in payments of interest than the Class A Certificates. Accordingly, the Class A Certificates will receive a higher credit rating than the Class B Certificates. See "-- Class A Certificate Rating" and "-- Class B Certificate Rating." For a description of the subordination of the Class B Certificates, see "-- Subordination of the Class B Certificates and the Collateral Interest" and "Description of the Certificates -- Subordination" herein and "Risk Factors -- Effect of Subordination on Class B Certificateholders" and "-- Limited Credit Enhancement" in the Prospectus.

                        Both the Class A Certificates and the Class B
                           Certificates are subject to possible repayment earlier than expected if certain events called Pay Out Events occur. See "Description of the Certificates -- Pay Out Events" herein and in the Prospectus. Both the Class A Certificates and the Class B Certificates are also subject to potential delayed repayment if the principal payment rate on the Receivables decreases. See "Maturity Assumptions" herein and in the Prospectus and "Risk
                           Factors -- Timing of Principal Payments Other Than at Expected Maturity" in the Prospectus. In no event, however, will principal be paid on the Class B Certificates prior to the payment in full of the Class A Certificates.

NON-RECOURSE
OBLIGATIONS.............Proceeds from the assets in the Trust will be the only source of payments on the Certificates. The
                           Certificates do not represent an obligation of or interest in the Transferor, BankAmerica Corporation,

                           Bank of America National Trust and Savings
                           Association ("Bank of America NT&SA") or any of their affiliates. None of the Certificates, the underlying Receivables or the other assets of the Trust are insured or guaranteed by any governmental agency or instrumentality or by the Transferor, BankAmerica Corporation, Bank of America NT&SA or any of their affiliates.

                        For a discussion of other risk factors applicable to the
                           Certificates, see "Risk Factors" in the Prospectus.

TRUST...................The BA Master Credit Card Trust (the "Trust") has been formed pursuant to a pooling and servicing agreement (as amended from time to time, the "Agreement"), between Bank of America National Association ("Bank of America" or the "Bank"), as transferor (in such capacity, the "Transferor") and as servicer of the Receivables, and U.S. Bank National Association (formerly known as First Bank National Association), as trustee (the "Trustee"), which will be supplemented by the supplement relating to the Certificates (the "Series 1998-A Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1998-A Supplement). As used in this Prospectus Supplement, the term "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates and the term "Class B Certificateholders" refers to holders of the Class B Certificates.

                        As of the date of this Prospectus Supplement, the Trust
                           previously has issued five other Series. See "Annex
                           I: Other Series Issued" for a summary of such other Series.

TRUST ASSETS............The assets of the Trust include receivables (the
                           "Receivables") arising under certain MasterCard(R) and VISA(R)* revolving credit card accounts (the "Accounts") selected from a sub-set of MasterCard and VISA accounts identified by the Transferor (such sub-set, as identified from time to time, the "Identified Pool") from among all MasterCard and Visa accounts owned by the Bank (the "Bank Portfolio"), all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, any Enhancements, all monies on deposit in certain bank accounts of the Trust (including any Permitted Investment in which any such monies are invested, but excluding investment earnings on such amounts, except as otherwise specified herein), and the right to receive Interchange allocable to the Certificates (which right may not be afforded to other Series issued by the Trust). The Certificateholders will not be entitled to the benefits of any Enhancement issued with respect to any Series other than Series 1998-A, and the holders of certificates of other Series will not be entitled to the benefits of any Enhancement issued with respect to this Series 1998-A. "Series 1998-A" shall mean the Series of the Trust represented by the Certificates.

                        The Transferor has conveyed to the Trustee, for the
                           benefit of the Trust, all Receivables existing under certain Accounts that were

---------------

  * MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and Visa U.S.A. Inc., respectively.

                           selected from the Identified Pool, as constituted at the applicable time, based on criteria provided in the Agreement as applied on May 18, 1996 (the "Cut-Off Date") and, with respect to certain Additional Accounts, as applied on October 27, 1997 and March 2, 1998, and has conveyed and will convey to the Trustee all Receivables arising under the Accounts from time to time thereafter until the termination of the Trust. In addition, pursuant to the Agreement, the Bank may, at its option, or may be obligated to (subject to certain limitations and conditions) designate Additional Accounts for inclusion in the Trust. Also, the Agreement provides that in lieu of Additional Accounts or in addition thereto, the Bank may, subject to certain conditions, include Participations in the Trust. See "The Receivables" herein and "Description of the Certificates -- Addition of Trust Assets" in the Prospectus.

CERTIFICATE INTEREST AND
PRINCIPAL...............Each of the Certificates offered hereby represents the right to receive certain payments from the assets of the Trust. The Trust's assets will be allocated among the Class A Certificateholders (the "Class A Investor Interest"), the Class B Certificateholders (the "Class B Investor Interest"), the Collateral Interest Holder (the "Collateral Interest," and together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements and the Transferor (the "Transferor Interest"), as described below. The Collateral Interest in the initial amount of $60,000,000 (which amount represents 8.0% of the amount of the initial Investor Interest) constitutes Credit Enhancement for the Certificates. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder." Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Interest were a subordinated class of certificates. The Transferor Interest will represent the right to the assets of the Trust not allocated to the Class A Investor Interest, the Class B Investor Interest, the Collateral Interest or the holders of other undivided interests in the Trust. The principal amount of the Transferor Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

                        The Class A Certificates will represent the right to
                           receive, from the assets of the Trust allocated to the Class A Certificates, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from March 26, 1998 (the "Closing Date") through April 14, 1998, from April 15, 1998 through May 14, 1998 and with respect to each Interest Period thereafter, at the rate of 0.11% per annum above LIBOR, determined as described herein, prevailing on the related LIBOR Determination Date (such rate, the "Class A Certificate Rate"), and
                           (b) payments of principal on the Class A Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class A Investor Interest, which may be less than the unpaid principal balance of the Class A Certificates in certain circumstances described herein.

                        The Class B Certificates will represent the right to
                           receive, from the assets of the Trust allocated to the Class B Certificates, funds up to

                           (but not in excess of) the amounts required to make
                           (a) payments of interest accruing from the Closing Date through April 14, 1998, from April 15, 1998 through May 14, 1998 and with respect to each Interest Period thereafter, at the rate of 0.27% per annum above LIBOR, determined as described herein, prevailing on the related LIBOR Determination Date (such rate, the "Class B Certificate Rate") and (b) payments of principal on the Class B Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B Certificates in certain circumstances described herein. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "Description of the Certificates -- Subordination."

                        The aggregate principal amount of the Class A Investor
                           Interest and the Class B Investor Interest will, except as otherwise provided herein, remain fixed at $648,750,000 and $41,250,000, respectively. The Class
                           A Investor Interest will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and (b) the allocation to the Class B Investor Interest of certain Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period, for the purpose of allocating collections of Finance Charge Receivables and Default Amounts with respect to each Monthly Period, an amount equal to the amount on deposit in the Principal Funding Account from time to time will be subtracted from the Class A Investor Interest (as so reduced, the "Class A Adjusted Investor Interest" and together with the Class B Investor Interest and the Collateral Interest, the "Adjusted Investor Interest").

                        The Class A Certificates, the Class B Certificates and
                           the Collateral Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of Default Amounts during each calendar month, or with respect to collections relating to the first Distribution Date, during the period from and including the Closing Date through April 30, 1998 (in each case, a "Monthly Period"). Collections of Finance Charge Receivables and Default Amounts at all times, and collections of Principal Receivables during the Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively, applicable during the related Monthly Period. Collections of Principal Receivables during the Con-trolled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the Certificates -- Allocation Percentages" and "-- Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus.

                        The final distribution of principal and interest on the
                           Certificates will be made no later than the April 2005 Distribution Date in the manner provided in "Description of the Certificates -- Final Payment of Principal; Termination" in the Prospectus. Series 1998-A will terminate on the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the April 2005 Distribution Date or (c) the Trust Termination Date (such earliest date to occur, the "Series 1998-A Termination Date"). After the Series 1998-A Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

RECEIVABLES.............The Receivables arise in Accounts that have been selected from the Identified Pool, as constituted at the applicable time, based on criteria provided in the Agreement as applied on the Cut-Off Date and, with respect to certain Additional Accounts, as applied on October 27, 1997 and March 2, 1998. The Receivables consist of Principal Receivables and Finance Charge Receivables. In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Finance Charge Receivables. See "Bank of America's Credit Card Activities -- Interchange" in the Prospectus.

                        The aggregate amount of Receivables in the Accounts as
                           of the end of the day on March 2, 1998 was $6,448,077,986 comprised of $6,334,099,081 of
                           Principal Receivables and $113,978,905 of Finance Charge Receivables. The amount of Finance Charge Receivables will not affect the amount of the Investor Interest represented by the Certificates and the Collateral Interest or the amount of the Transferor Interest, all of which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate interest in the Principal Receivables in the Trust evidenced by the Certificates and the Collateral Interest will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time.

DENOMINATIONS...........Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

REGISTRATION OF
CERTIFICATES............The Certificates initially will be represented by
                           Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate, except under the limited circumstances described herein. Certificateholders may elect to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein. See "Description of the Certificates -- Definitive Certificates" in the Prospectus.

SERVICING FEE...........The Servicer will receive a monthly fee as servicing compensation from the Trust on each Transfer Date. On each Transfer Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in respect of the Investor Servicing Fee. In addition, the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee will be paid on each Transfer Date as described under "Description of the Certificates -- Servicing Compensation and Payment of Expenses." See also "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in the Prospectus.

INTEREST................Interest on the Certificates for each Interest Period will be distributed on May 15, 1998, and on the 15th day of each month thereafter, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to
                           (a) with respect to the Class A Certificates, the product of (i) the actual number of days in the related Interest Period divided by 360 and (ii) the Class A Certificate Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and
                           (b) with respect to the Class B Certificates, the product of (i) the actual number of days in the related Interest Period divided by 360 and (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). Interest for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount, as applicable, "Additional Interest").

                        The "Interest Period" with respect to any Distribution
                           Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period will be the period from and including the Closing Date through the day preceding the initial Distribution Date. Interest payments will be funded from the portion of Finance Charge Receivables collected during the Monthly Period immediately preceding the related Distribution Date (or with respect to the first Distribution Date, from and including the Closing Date through April 30, 1998) and certain other available amounts (a) with respect to the Class A Certificates, allocated to the Class A Investor Interest and, if necessary, from Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections (to the extent available), (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess Spread, Shared Excess Finance Charge Collections and Reallocated Collateral Principal Collections (to the extent available) and (c) with respect to the Collateral Interest, from Excess Spread and Shared Excess Finance Charge Collections. See "Description of the Certificates -- Reallocation of Cash Flows" and "-- Application of Collections -- Payment of Interest, Fees and Other Items" herein and "Risk Factors -- Limited Credit Enhancement" in the Prospectus.

REVOLVING PERIOD........The "Revolving Period" with respect to the Certificates means the period from and including the Closing Date to, but not including, the earlier of (a) the commencement of the Controlled Accumulation Period and (b) the commencement of the Rapid Amortization Period. The controlled accumulation period with respect to the Certificates (the "Controlled Accumulation Period") is scheduled to begin at the close of business on February 28, 2002. Subject to the conditions set forth under "Description of the Certificates -- Postponement of Controlled Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period begins may be delayed to no later than the close of business on January 31, 2003. During the Revolving Period, Available Investor Principal Collections otherwise allocable to the Investor Interest will, subject to certain limitations and unless a reduction in the Required Collateral Interest has occurred, be treated as Shared Excess Principal Collections and allocated to the holders of other Series of certificates within the Shared Excess Principal Collections Group issued and outstanding or, subject to certain limitations, paid to the holder of the Transferor Certificate. See "Description of the Certificates -- Principal Payments." See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Controlled Accumulation Period.

CONTROLLED ACCUMULATION
PERIOD..................Unless a Pay Out Event has occurred, the Controlled
                           Accumulation Period will begin at the close of business on the last day of the Revolving Period and will end on the earlier of (i) the commencement of the Rapid Amortization Period and (ii) the Series 1998-A Termination Date. During the Controlled Accumulation Period, prior to the payment of the Class A Investor Interest in full, amounts equal to the least of (a) the Available Investor Principal Collections for the related Monthly Period, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any (such applicable sum, the "Controlled Deposit Amount" for such Monthly Period) and (c) the Class A Adjusted Investor Interest on such Transfer Date will be deposited monthly in a trust account established by the Servicer (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Controlled Accumulation Period until the Principal Funding Account Balance is equal to the Class A Investor Interest. On each Transfer Date during the Controlled Accumulation Period after the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest on such Transfer Date will be deposited into the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, the amount of such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then will be treated as Shared Excess Principal Collections and allocated to the holders of other Series of certificates within the Shared Excess Principal Collections Group issued and outstanding or, subject to certain limitations, paid to the holder of the Transferor Certificate. If for any Monthly Period the Available Investor Principal Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of the Certificates -- Application of Collections." Also see "Prospectus
                           Summary -- Controlled Accumulation Period" in the Prospectus for a general description of the purpose of this feature and its effect on Certificateholders.

                        All funds on deposit in the Principal Funding Account
                           shall be invested at the direction of the Servicer by the Trustee in Permitted Investments evidencing obligations of any of the Corporation or any Affiliate thereof; provided, however, that if no obligations of the Corporation or any Affiliate thereof shall qualify as Permitted Investments, notwithstanding the preceding, the funds on deposit in the Principal Funding Account shall be invested by the Trustee in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Controlled Accumulation Period will be applied as Class A Available Funds. If, on any Transfer Date, the Principal Funding Investment Proceeds for the related Interest Period are less than the product of
                           (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Covered Amount"), the amount of such deficiency (the "Principal Funding Investment Shortfall") shall be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections.

                        Funds on deposit in the Principal Funding Account will
                           be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Class A Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" herein and in the Prospectus.

                        On the Class B Scheduled Payment Date, provided that the
                           Class A Certificates are paid in full on the Class A Scheduled Payment Date and the Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Certificateholders in respect of the Class B Investor Interest as described herein. If the Available Investor Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" herein and in the Prospectus.

                        If a Pay Out Event occurs during the Controlled
                           Accumulation Period, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period.

                        Other Series offered by the Trust may or may not have
                           amortization or accumulation periods like the Controlled Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Controlled Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series may allocate Principal Receivables based upon different investor percentages. See "Description of the Certificates -- New Issuances" in the Prospectus for a discussion of the potential terms of any other Series.

RAPID AMORTIZATION
PERIOD..................During the period beginning on the day on which a Pay
                           Out Event has occurred and ending on the Series 1998-A Termination Date (such period, the "Rapid Amortization Period"), Available Investor Principal Collections will be applied to the payment of principal on the Certificates and will be distributed monthly on each Distribution Date to the Class A Certificateholders and, following payment of the Class A Investor Interest in full, to the Class B Certificateholders and, following payment of the Class B Investor Interest in full, to the Collateral Interest Holder beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period and "Prospectus
                           Summary -- Rapid Amortization Period" in the
                           Prospectus for a general discussion of the purpose of this feature and its effect on Certificateholders.

SUBORDINATION OF THE
CLASS B CERTIFICATES
AND THE COLLATERAL
INTEREST................The Class B Certificates and the Collateral Interest
                           will be subordinated, as described herein, to the extent necessary to fund certain payments with respect to the Class A Certificates as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. If the Collateral

                           Interest is reduced to zero, the Class B
                           Certificateholders will bear directly the credit and other risks associated with their interest in the Trust and thus will be more likely to suffer a loss. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread and Shared Excess Finance Charge Collections for such Transfer Date available for that purpose. To the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced and the amounts available to be distributed to the Class B Certificateholders with respect to interest may be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "Description of the Certificates -- Subordination" herein and "Risk Factors -- Effect of Subordination on Class B Certificateholders" in the Prospectus.

ADDITIONAL AMOUNTS
AVAILABLE TO
CERTIFICATEHOLDERS......With respect to any Transfer Date, Excess Spread and
                           Shared Excess Finance Charge Collections allocable to Series 1998-A will be applied to fund the Class A Required Amount and the Class B Required Amount, if any. The "Class A Required Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest thereon, (b) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing Fee and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. The "Class B Required Amount" means the amount, if any, equal to the sum of
                           (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B Additional Interest thereon and (ii) the Class B Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The "Required Amount" for any Monthly Period shall mean the sum of
                           (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period. "Excess Spread" for any Transfer Date will equal the sum of (a) the excess of (i) Class A Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of "Class A Required Amount" above,
                           (b) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a) (i) and (a) (ii) in the definition of "Class B Required Amount" above and (c) Collateral Available Funds for the related Monthly Period not used under certain circumstances to pay the Collateral Interest Servicing Fee, as described herein.

                        If, on any Transfer Date, Excess Spread and Shared
                           Excess Finance Charge Collections allocable to Series 1998-A are less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Investor Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Interest and the Class B Investor Interest are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Reallocation of Cash Flows" and "-- Defaulted Receivables; Investor Charge-Offs."

                        If, on any Transfer Date, Excess Spread and Shared
                           Excess Finance Charge Collections allocable to Series 1998-A not required to pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs are less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates -- Reallocation of Cash Flows" and "-- Defaulted Receivables; Investor Charge-Offs."

REQUIRED COLLATERAL
INTEREST................The "Required Collateral Interest" means (a) initially,
                           $60,000,000 the "Initial Collateral Interest") and
                           (b) with respect to any Transfer Date thereafter, an amount equal to 8.0% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $22,500,000; provided, however, (1) that if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (3) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Description of the
                           Certificates -- Required Collateral Interest."

                        If on any Transfer Date, the Collateral Interest is less
                           than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Transfer Date the Collateral Interest equals or exceeds the Required Collateral Interest, any such Excess Spread amounts will first be deposited into the Reserve Account as described herein and second, to the extent available, be applied in accordance with the Loan Agreement among the Trustee, the Transferor, the Servicer and the Collateral Interest Holder (the "Loan Agreement") and will not be available to the Certificateholders.

SHARED EXCESS FINANCE
CHARGE COLLECTIONS......The Series 1998-A Certificates are included in a group of Series (such group, the "Shared Excess Finance Charge Collections Group One"). Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B and Series 1997-C are also included in Shared Excess Finance Charge Collections Group One. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in Shared Excess Finance Charge Collections

                           Group One. There can be no assurance that any future Series will be issued by the Trust or designated by the Transferor to be included in Shared Excess Finance Charge Collections Group One. Subject to certain limitations described under "Description of the Certificates -- Shared Excess Finance Charge Collections" in the Prospectus, to the extent that collections with respect to Finance Charge Receivables allocated to the Investor Interest are not needed to make payments on the Investor Interest, such collections will be allocated to cover certain payments which may be paid from collections with respect to Finance Charge Receivables and which are due to or for the benefit of certificateholders of other Series within Shared Excess Finance Charge Collections Group One or, under certain circumstances, paid to the holder of the Transferor Certificate. In addition, collections of Finance Charge Receivables otherwise allocable to other Series within Shared Excess Finance Charge Collections Group One, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables due to or for the benefit of the holders of the Class A Certificates and the Class B Certificates or the Collateral Interest Holder. See "Description of the Certificates -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" and "-- Shared Excess Finance Charge Collections" herein and for a general discussion of the purpose of this feature and its effect on Certificateholders, see "Description of the Certificates -- Shared Excess Finance Charge Collections" in the Prospectus.

SHARED EXCESS PRINCIPAL
COLLECTIONS.............The Series 1998-A Certificates are included in a group of Series (such group, the "Shared Excess Principal Collections Group"). Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B and Series 1997-C are also included in the Shared Excess Principal Collections Group. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in the Shared Excess Principal Collections Group. There can be no assurance that any future Series will be issued by the Trust or designated by the Transferor to be included in the Shared Excess Principal Collections Group. To the extent that collections with respect to Principal Receivables allocated to the Investor Interest are not needed to make payments on the Investor Interest or to be deposited in the Principal Funding Account, such collections will be allocated to cover certain principal payments due to or for the benefit of certificateholders of other Series within the Shared Excess Principal Collections Group or, under certain circumstances, paid to the holder of the Transferor Certificate. Any such reallocation or deposit will not result in a reduction in the Investor Interest with respect to Series 1998-A. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series within the Shared Excess Principal Collections Group, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the

                           Class A Certificates and the Class B Certificates or the Collateral Interest Holder. See "Description of the Certificates -- Shared Excess Principal Collections" herein and "Prospectus Summary -- Shared Excess Principal Collections" in the Prospectus for a general discussion of the purpose of this feature and its effect on Certificateholders.

PAIRED SERIES...........Series 1998-A may be paired with one or more other
                           Series (each a "Paired Series"). If a Paired Series is issued with respect to Series 1998-A, following the issuance of such Paired Series, as the Adjusted Investor Interest is reduced, the investor interest of the Paired Series will increase by an equal amount. This will have the effect of increasing the investor interest of the Paired Series by an amount that otherwise would have increased the Transferor Interest. If a Pay Out Event occurs with respect to any such Paired Series prior to the payment in full of the Certificates, the percentages used to determine the share of collections of Principal Receivables allocable to the Certificates may be reduced, which may delay the final payment of principal to the Certificateholders. See "Maturity Assumptions -- Paired Series," "Description of the Certificates -- Paired Series" and "Description of the Certificates -- Allocation Percentages."

OPTIONAL REPURCHASE.....The Investor Interest will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to $37,500,000 (5% of the initial Investor Interest), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the sum of the Investor Interest and all accrued and unpaid interest on the Certificates and the Collateral Interest through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates -- Final Payment of Principal; Termination" in the Prospectus.

TRUSTEE.................U.S. Bank National Association (formerly known as First
                           Bank National Association).

TAX STATUS..............Special counsel to the Transferor will deliver its opinion on the Closing Date that under existing law the Certificates will be characterized as debt for United States federal income tax purposes. Under the Agreement, the Transferor and the Certificateholders will agree to treat the Certificates as debt for United States federal, state and local income tax and franchise tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of United States federal income tax laws.

ERISA CONSIDERATIONS....Subject to considerations described below, the Class A
                           Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Transferor and of one another. The Underwriters expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met with respect to the Class A Certificates. The Transferor anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets if such assets were treated for ERISA purposes as "plan assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

                        The Underwriters currently do not expect that the Class
                           B Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate or an interest therein, each Class B Certificateholder and Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

CLASS A CERTIFICATE
  RATING................It is a condition to the issuance of the Class A
                           Certificates that they be rated in the highest rating category by at least one Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables and the terms of the Class B Certificates and the Collateral Interest. See "Risk Factors -- Scope of Certificate Rating" in the Prospectus.

CLASS B CERTIFICATE
  RATING................It is a condition to the issuance of the Class B
                           Certificates that they be rated in one of the three highest rating categories by at least one Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the terms of the Collateral Interest. See "Risk Factors -- Scope of Certificate Rating" in the Prospectus.

                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

     The Receivables conveyed to the Trust by Bank of America pursuant to the Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Identified Pool, as constituted at the time of such Accounts' selection.

BILLING, PAYMENTS AND FEES

     The Accounts currently have various billing and payment characteristics, including varying periodic rate finance charges and fees. With the December 1, 1994 transfer of the accounts from Bank of America NT&SA to Bank of America, the state law governing most of such accounts changed from California to Arizona. Each cardholder was given the option to (a) continue the cardholder's account relationship automatically under Arizona law by continuing to charge purchases and cash advances to the account, or (b) retain California law as the state law governing the cardmember agreement for the account by ceasing to use the account for new purchases and cash advances. Accounts that opted to retain California law are paying down their outstanding balances.

     Currently, monthly billing statements are sent by Bank of America to cardholders with balances at the end of each billing period. With some exceptions, cardholders must make a minimum monthly payment generally equal to the greater of (a) 2.5% of the outstanding balance (including purchases, cash advances, finance charges, and fees posted to the Account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance.

     Accounts may have a different annual percentage rate for purchases and cash advance balances. Bank of America uses variable-rate pricing based on a selected external rate.

     Accounts have a grace period which allows payment of the new balance of purchases in full every month without incurring a finance charge. There is no grace period on balances resulting from cash advances. There can be no assurance that periodic-rate finance charges, fees, and other charges on Accounts will remain at current levels.

     Bank of America offers variable-rate credit card accounts. Generally, the variable-rates range from 7.49 percentage points to 9.49 percentage points above the prime rate as published from time to time in The Wall Street Journal. Bank of America also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those generally assessed by Bank of America. Although more than 90% of the Accounts are currently priced at variable-rates, some Accounts retain fixed-rates which generally range from 8.1% to 19.8%.

     Bank of America assesses annual membership fees (generally $18) on certain accounts, although under various marketing and relationship incentive programs, these fees may be waived or rebated. For most credit card accounts, Bank of America also assesses late and overlimit charges (generally $20) and returned check charges (generally $20). Bank of America generally assesses a cash advance fee, typically 2.5% of the cash advance amount, with minimums of $2, $6 and $20 depending on the type of cash advance.

DELINQUENCY AND LOSS EXPERIENCE

     An account is contractually delinquent if the minimum payment is not received by the payment due date. An account is not treated as delinquent if the minimum monthly payment is received by the next billing date; provided, however, the period of delinquency on any account is measured from the payment due date. Collection of delinquent credit card receivables currently is performed by Bank of

America's credit card collections personnel located in operations centers in Phoenix, Arizona and Pasadena, California, or by Bank of America's agents.

     Bank of America's credit card collection programs employ advanced technology to manage risk and streamline processes. This technology includes automated calling systems to improve collector efficiency, scoring models to estimate the relative risk of loss exposure, and behavior analysis to prioritize cardholder contacts. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts are 5 days or more contractually delinquent. In the event that the initial telephone call fails to cure the delinquency, Bank of America continues to contact the cardholder by telephone and by mail. Bank of America may enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of Bank of America's collections managers. Delinquency levels are monitored daily by Bank of America's collections representatives with aggregate delinquency information reported to senior management on a daily basis.

     Accounts are charged off once they have become contractually past due 180 days, unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. At the time of charge-off, an evaluation is made whether to pursue further remedies. In certain cases, outside collection agencies and law firms are engaged. The credit evaluation, servicing and charge-off policies, and collection practices of Bank of America, may change from time to time in accordance with Bank of America's business judgment and applicable law. Account balances for bankrupt cardholders are charged off as soon as practically possible and within 30 days from the date of verifiable bankruptcy notification.

     Upon the creation of the Trust, the Transferor conveyed to the Trustee, for the benefit of the Trust, all Receivables existing under certain Accounts that were selected from the Identified Pool as constituted on the Cut-Off Date (the "Initial Identified Pool"). All Additional Accounts, the Receivables of which have been, or will be, designated for inclusion in the Trust, have been or will be selected from the Identified Pool, as constituted at the time of such designation. Pursuant to a consolidation of processing functions by the Servicer, Accounts relating to the Initial Identified Pool are no longer identified separately from accounts relating to the entire Bank Portfolio. The following tables set forth the delinquency and loss experience for (a) each of the calendar years ended December 31, 1995 and December 31, 1996 for the Initial Identified Pool and (b) the calendar year ended December 31, 1997 for the Trust Portfolio. The Trust Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the Initial Identified Pool. As of the end of the day on December 31, 1996, the last day on which data is available for the Initial Identified Pool, the Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool. Because the Trust Portfolio is not identical to the Initial Identified Pool, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Initial Identified Pool. There can be no assurance that the delinquency and loss experience for the Trust Portfolio in the future will be similar to the historical experience of the Trust Portfolio or the Initial Identified Pool set forth below.

                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                        DECEMBER 31,
                                      ---------------------------------------------------------------------------------
                                                1997                        1996                        1995
                                      -------------------------   -------------------------   -------------------------
                                                    PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                                     OF TOTAL                    OF TOTAL                    OF TOTAL
                                      RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                                      -----------   -----------   -----------   -----------   -----------   -----------
Receivables Outstanding(2)..........  $4,160,515                  $4,038,334                  $4,290,345
Receivables Delinquent:
  30 - 59 Days......................  $   73,329       1.76%      $   65,307       1.62%      $   65,246       1.52%
  60 - 89 Days......................      44,086       1.06           39,131       0.97           37,532       0.87
  90 or More Days...................      79,210       1.90           65,931       1.63           63,644       1.48
                                      ----------       ----       ----------       ----       ----------       ----
    Total...........................  $  196,625       4.73%      $  170,369       4.22%      $  166,422       3.88%
                                      ==========       ====       ==========       ====       ==========       ====

---------------
(1) Data for 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

(2) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                               LOSS EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                         YEAR ENDED DECEMBER 31,
                                                                   ------------------------------------
                                                                      1997         1996         1995
                                                                   ----------   ----------   ----------
Average Receivables Outstanding(2)..........................       $3,795,496   $4,028,066   $4,170,853
Total Gross Charge-Offs(3)..................................          259,943      236,364      231,009
Recoveries..................................................            9,340       22,252       27,180
  Total Net Charge-Offs.....................................          250,603      214,112      203,829
Total Net Charge-Offs as a percentage of Average Receivables
  Outstanding...............................................             6.60%        5.32%        4.89%

---------------
(1) Data for 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(3) Total Gross Charge-Offs are total principal charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

INTERCHANGE

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates on the basis of the Floating Investor Percentage of the ratio which the amount of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by Bank of America, as reasonably estimated by the Transferor. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses" herein and "Bank of America's Credit Card Activities -- Interchange" in the Prospectus.

                                THE RECEIVABLES

     The Receivables conveyed to the Trust arise in Accounts selected from the Initial Identified Pool on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, from the Identified Pool, as constituted at the applicable time, on the basis of criteria set forth in the Agreement as applied on their date of designation for inclusion in the Trust (the "Trust Portfolio"). Pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. On October 27, 1997 and March 2, 1998, the Transferor designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which at the time of each such conveyance included approximately $486 million and $2.5 billion, respectively, of Principal Receivables. The Transferor will be required to designate Additional Accounts, to the extent available (a) to maintain the Transferor Interest so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and
(b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Transferor Interest" for any period means 7.0% of the average Principal Receivables; provided, however, that the Transferor may reduce the Minimum Transferor Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding; provided further, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of their date of designation for inclusion in the Trust, and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates -- Representations and Warranties" in the Prospectus.

     The paragraph immediately below and the tables that follow, each summarize the Trust Portfolio (other than Accounts that have a zero balance with no current charging privileges due to such Accounts being classified as lost, stolen or involved in a product change) by various criteria as of the end of the day on March 2, 1998. Because the future composition of the Trust Portfolio may change over time, information contained in the paragraph immediately below and the tables that follow is not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

     The Receivables in the Trust Portfolio, as of the end of the day on March 2, 1998, included $6,334,099,081 of Principal Receivables and $113,978,905 of Finance Charge Receivables. The

Accounts had an average total Receivable balance of $1,161 and an average credit limit of $6,369. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 18.23%. The average age of the Accounts was approximately 128 months. As of the end of the day on March 2, 1998, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States, the District of Columbia and certain other United States territories and possessions. Due to a concentration of Accounts in the state of California, social, technological, legal and economic factors in that state may have a disproportionate effect on the Trust Portfolio as a whole. As of the end of the day on March 2, 1998, 46.05% of the Accounts were standard accounts and 53.95% were premium accounts, and the aggregate Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were 39.78% and 60.22% respectively.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                PERCENTAGE
                                                 OF TOTAL                           PERCENTAGE
                                   NUMBER OF    NUMBER OF                            OF TOTAL
      ACCOUNT BALANCE RANGE        ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
      ---------------------        ---------    ----------    -----------------    ------------
Credit Balance...................     59,683        1.07%     $   (7,842,474.53)       (0.12)%
No Balance.......................  2,427,159       43.69                     --         0.00
Less than or equal to
  $1,000.00......................  1,434,333       25.83         471,495,797.40         7.31
$1,000.01 -- $3,000.00...........    794,870       14.31       1,491,251,580.23        23.13
$3,000.01 -- $5,000.00...........    441,379        7.95       1,739,806,840.22        26.98
$5,000.01 -- $7,500.00...........    276,135        4.97       1,670,054,307.08        25.90
$7,500.01 -- $10,000.00..........    106,236        1.91         905,929,621.56        14.05
$10,000.01 or More...............     14,992        0.27         177,382,313.74         2.75
                                   ---------      ------      -----------------       ------
          TOTAL..................  5,554,787      100.00%     $6,448,077,985.70       100.00%
                                   =========      ======      =================       ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                PERCENTAGE
                                                 OF TOTAL                           PERCENTAGE
                                   NUMBER OF    NUMBER OF                            OF TOTAL
       CREDIT LIMIT RANGE          ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
       ------------------          ---------    ----------    -----------------    ------------
Less than or equal to $1,000.....    361,851        6.51%     $  101,722,487.59         1.58%
$1,001 -- $3,000.................    810,150       14.59         638,696,558.14         9.90
$3,001 -- $5,000.................    955,665       17.20       1,192,287,377.10        18.49
$5,001 -- $9,999.................  2,452,794       44.16       3,126,552,979.23        48.49
$10,000 or More..................    974,327       17.54       1,388,818,583.64        21.54
                                   ---------      ------      -----------------       ------
          TOTAL..................  5,554,787      100.00%     $6,448,077,985.70       100.00%
                                   =========      ======      =================       ======

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                 PERCENTAGE
                                                  OF TOTAL                          PERCENTAGE
      PERIOD OF DELINQUENCY         NUMBER OF    NUMBER OF                           OF TOTAL
 (DAYS CONTRACTUALLY DELINQUENT)    ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
 -------------------------------    ---------    ----------    -----------------    -----------
Not Delinquent....................  5,313,420       95.65%     $5,741,110,917.65       89.04%
1 Day to 30 Days..................    149,360        2.69         410,811,862.64        6.37
31 Days to 60 Days................     37,994        0.69         110,972,320.71        1.72
61 Days to 90 Days................     20,219        0.37          65,325,555.85        1.01
91 Days to 120 Days...............     14,141        0.25          47,552,278.68        0.74
121 Days and Over.................     19,653        0.35          72,305,050.17        1.12
                                    ---------      ------      -----------------      ------
          TOTAL...................  5,554,787      100.00%     $6,448,077,985.70      100.00%
                                    =========      ======      =================      ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                 PERCENTAGE
                                                  OF TOTAL                          PERCENTAGE
                                    NUMBER OF    NUMBER OF                           OF TOTAL
           ACCOUNT AGE              ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
           -----------              ---------    ----------    -----------------    -----------
0 to 12 Months....................    519,350        9.34%     $  692,696,590.36       10.74%
Over 12 Months to 24 Months.......    534,061        9.61         549,842,047.79        8.53
Over 24 Months to 36 Months.......    583,013       10.50         555,944,944.18        8.62
Over 36 Months to 48 Months.......    313,579        5.65         273,779,453.40        4.25
Over 48 Months to 60 Months.......    114,588        2.06         105,255,190.84        1.63
Over 60 Months to 72 Months.......    129,054        2.32         104,328,822.77        1.62
Over 72 Months to 84 Months.......    231,433        4.17         255,356,714.82        3.96
Over 84 Months to 96 Months.......    269,936        4.86         319,822,761.16        4.96
Over 96 Months to 108 Months......    221,668        3.99         285,654,811.99        4.43
Over 108 Months to 120 Months.....    177,572        3.20         262,002,737.23        4.06
Over 120 Months...................  2,460,533       44.30       3,043,393,911.16       47.20
                                    ---------      ------      -----------------      ------
          TOTAL...................  5,554,787      100.00%     $6,448,077,985.70      100.00%
                                    =========      ======      =================      ======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                 PERCENTAGE
                                                  OF TOTAL                          PERCENTAGE
                                    NUMBER OF    NUMBER OF                           OF TOTAL
              STATE                 ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
              -----                 ---------    ----------    -----------------    -----------
Alabama...........................     16,781        0.30%     $   21,895,820.92        0.34%
Alaska............................      5,563        0.10           7,552,761.85        0.12
Arizona...........................    203,120        3.66         216,696,586.38        3.36
Arkansas..........................     17,037        0.31          22,059,277.19        0.34
California........................  3,380,783       60.86       3,786,498,465.32       58.72
Colorado..........................     46,229        0.83          56,534,258.43        0.88
Connecticut.......................     21,633        0.39          30,054,586.21        0.47
Delaware..........................      4,237        0.08           6,004,735.67        0.09
Florida...........................    109,414        1.97         136,854,182.53        2.12
Georgia...........................     30,462        0.55          35,125,062.36        0.55
Hawaii............................     37,956        0.68          41,183,158.90        0.64
Idaho.............................     11,119        0.20          12,905,868.97        0.20
Illinois..........................     96,265        1.73         115,575,929.16        1.79
Indiana...........................     30,562        0.55          36,636,184.80        0.57
Iowa..............................     17,798        0.32          18,607,215.38        0.29
Kansas............................     19,479        0.35          25,199,433.57        0.39
Kentucky..........................     13,923        0.25          16,766,730.93        0.26
Louisiana.........................     27,321        0.49          37,683,176.41        0.58
Maine.............................      8,507        0.15           9,849,721.67        0.15
Maryland..........................     27,895        0.50          36,065,500.11        0.56
Massachusetts.....................     58,683        1.06          76,883,970.19        1.19
Michigan..........................     66,617        1.20          91,510,413.78        1.42
Minnesota.........................     30,917        0.56          34,750,727.98        0.54
Mississippi.......................     10,063        0.18          13,186,034.10        0.20
Missouri..........................     37,131        0.67          46,144,837.65        0.72
Montana...........................      4,644        0.08           5,559,429.82        0.09
Nebraska..........................     15,430        0.28          16,781,489.90        0.26
Nevada............................     85,861        1.55         105,718,933.68        1.64
New Hampshire.....................      9,500        0.17          12,905,917.24        0.20
New Jersey........................     69,284        1.25          95,328,100.75        1.48
New Mexico........................     30,314        0.55          32,277,446.70        0.50
New York..........................    146,051        2.63         203,913,791.50        3.16
North Carolina....................     33,234        0.60          38,973,709.50        0.60
North Dakota......................      3,587        0.06           3,728,883.61        0.06
Ohio..............................     65,120        1.17          81,320,469.56        1.26
Oklahoma..........................     25,851        0.47          34,616,049.85        0.54
Oregon............................     95,066        1.71          94,960,012.63        1.47
Pennsylvania......................     81,287        1.46         104,739,062.23        1.62
Rhode Island......................      6,807        0.12           9,827,567.60        0.15
South Carolina....................     11,959        0.22          15,721,649.33        0.24
South Dakota......................      4,196        0.08           4,507,454.55        0.07
Tennessee.........................     23,687        0.43          27,900,511.89        0.43
Texas.............................    269,721        4.86         315,545,312.24        4.89
Utah..............................     22,794        0.41          27,151,801.46        0.42
Vermont...........................      4,608        0.08           5,059,718.85        0.08
Virginia..........................     37,365        0.67          48,248,221.15        0.75
Washington........................    117,873        2.12         161,546,477.76        2.51
West Virginia.....................      7,381        0.13           9,235,822.30        0.14
Wisconsin.........................     33,406        0.60          37,301,982.22        0.58
Wyoming...........................      5,217        0.09           6,749,893.44        0.11
District of Columbia..............      4,164        0.07           4,804,912.71        0.08
Other.............................     10,885        0.20          11,428,722.77        0.18
                                    ---------      ------      -----------------      ------
          TOTAL...................  5,554,787      100.00%     $6,448,077,985.70      100.00%
                                    =========      ======      =================      ======

                              MATURITY ASSUMPTIONS

     The Agreement provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B Certificateholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period (in the latter case, only after the Class A Investor Interest has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (the "Principal Funding Account") established by the Trustee until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each related Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full and the Series 1998-A Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1998-A Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

     Rapid Amortization Period. If a Pay Out Event occurs, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1998-A Termination Date. After the Class A Certificates have been paid in full and if the Series 1998-A Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1998-A Termination Date.

     Pay Out Events. A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) the occurrence of certain events of insolvency, receivership or bankruptcy relating to the Transferor or other holder of the Transferor Certificate, (d) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(f) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) the deposit of insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement. See "Description of the Certificates -- Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Certificateholder Servicing Fee and the Servicer Interchange, each for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of (a) collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account and in each case deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period and (b) upon the satisfaction of the Rating Agency Condition with respect to their inclusion in Portfolio Yield, Shared Excess Finance Charge Collections, if any, allocable to Series 1998-A, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     Paired Series. The Transferor may, at or after the time at which the Controlled Accumulation Period commences for Series 1998-A, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 1998-A to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 1998-A. No assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, since the terms of the Certificates may vary from the terms of such other Series, the pay out events with respect to such other Series may vary from the Pay Out Events with respect to Series 1998-A and may include pay out events which are unrelated to the status of the Transferor or the Receivables, such as pay out events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed. See "Description of the Certificates -- Paired Series." If a Pay Out Event occurs with respect to a Series (which may be Series 1998-A) having a Paired Series or with respect to the Paired Series when such Series is in the Controlled Accumulation Period, the percentage used for allocating collections of Principal Receivables for the Series (which may be Series 1998-A) and for the Paired Series may reset as specified herein.

     Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown
(a) for the Initial Identified Pool for each of the calendar years ended December 31, 1995 and December 31, 1996 and (b) for the Trust Portfolio for the calendar year ended December 31, 1997, in each case calculated as a percentage of total ending monthly account balances during the periods shown. As of the end of the day on December 31, 1996, the last day on which data is available for the Initial Identified Pool, the Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      CARDHOLDER MONTHLY PAYMENT RATES(1)

                                                   YEAR ENDED DECEMBER 31,
                                                 ---------------------------
                                                 1997       1996       1995
                                                 -----      -----      -----
Lowest Month.................................    13.04%     13.18%     12.83%
Highest Month................................    15.06%     15.00%     15.42%
Monthly Average..............................    14.07%     14.03%     14.05%

---------------
(1) Data for 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

     Currently, with some exceptions, cardholders must make a minimum monthly payment generally equal to the greater of (a) 2.5% of the outstanding balance (including purchases, cash advances, finance charges, and fees posted to the Account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the Account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance. Payments are applied pursuant to the terms of the credit card agreements governing the Accounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates -- Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Maturity Assumptions" and "Risk Factors -- Timing of Principal Payments Other Than at Expected Maturity" in the Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Initial Identified Pool for each of the calendar years ended December 31, 1995 and December 31, 1996 and the gross revenues from finance charges and fees billed to Accounts in the Trust Portfolio for the calendar year ended December 31, 1997 are set forth in the following table.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the three calendar years ended December 31, 1997, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.

                               PORTFOLIO YIELD(1)
                             (DOLLARS IN THOUSANDS)

                                                       YEAR ENDED DECEMBER 31,
                                           ------------------------------------------------
                                                1997             1996             1995
                                           --------------   --------------   --------------
Average Receivables Outstanding(2)......   $    3,795,496   $    4,028,066   $    4,170,853
Finance Charges and Fee Revenue Billed..   $      744,810   $      726,444   $      750,350
Interchange.............................   $       61,710   $       73,519   $       76,451
Average Yield(3)(4).....................            19.62%           18.03%           17.99%

---------------
(1) Data for 1997 is for the Trust Portfolio as constituted at such time. Data for 1996 and 1995 is for the Initial Identified Pool. The Receivables in the Trust Portfolio represented approximately 99.6% of the Initial Identified Pool on December 31, 1996, the last date on which data is available for the Initial Identified Pool.

(2) Average Receivables Outstanding is the average of the daily ending receivable balance during the period indicated.

(3) Average Yield is the result of dividing Finance Charges and Fee Revenue Billed by the Average Receivables Outstanding for the period and does not include revenue attributable to Interchange or recoveries.

(4) Subsequent to December 31, 1997, the Transferor designated Additional Accounts and conveyed the Receivables arising therein (in an amount approximately equal to $2.5 billion as of March 2, 1998) into the Trust Portfolio. The data reflected in this table does not include the effect of the addition of these Receivables into the Trust Portfolio, and historical data reflecting such addition is not currently available. However, based on historical information that is available with respect to the segment of accounts from which the Additional Accounts were designated, the Transferor believes that the Average Yield for the Trust Portfolio (including the Receivables arising in connection with such Additional Accounts) would have been approximately 18.80% if the Receivables arising in connection with such Additional Accounts had been included in the Trust Portfolio for the entire calendar year of 1997. This is a pro-forma estimation of Average Yield, and there can be no assurances that the Average Yield for the Trust Portfolio in the future will be consistent with any historical or pro-forma results.

     The revenue for the Trust Portfolio and the Initial Identified Pool of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is not identical to the Initial Identified Pool, actual yield with respect to Receivables for the years ended December 31, 1996 and December 31, 1995 may be different from that set forth above for the Initial Identified Pool. See "Bank of America's Credit Card Activities" herein and "Bank of America's Credit Card Activities" in the Prospectus.

        BANKAMERICA CORPORATION AND BANK OF AMERICA NATIONAL ASSOCIATION

     BankAmerica Corporation (the "Corporation") is a multi-bank holding company which was incorporated in Delaware in 1968. On December 31, 1997, the Corporation's consolidated assets were approximately $260.2 billion, consolidated liabilities and certain preferred securities of subsidiary trusts holding solely junior subordinated debentures of the Corporation were approximately $240.4 billion, and total stockholders' equity was approximately $19.8 billion. Bank of America is a wholly-owned subsidiary of the Corporation, which was formed as a national bank organized under the laws of the United States in 1989 and is headquartered in Phoenix, Arizona. On December 31, 1997, Bank of America's total assets were approximately $7.6 billion, total liabilities were approximately $6.4 billion, and total stockholders' equity was approximately $1.2 billion, as reported in Bank of America's Consolidated Reports of Condition and Income (the "Call Report") as of the same date. The Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and the Series 1998-A Supplement. Pursuant to the Agreement, the Transferor and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1998-A Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

GENERAL

     The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust to the extent necessary to pay principal and interest on the Certificates. Each Class A Certificate represents the right to receive interest at the applicable Class A Certificate Rate on the outstanding principal amount of the Class A Certificates for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate on the principal amount of the Class B Certificates for the related Interest Period, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. Amounts payable to the Class A Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections, Shared Excess Principal Collections, Shared Excess Finance Charge Collections and certain other available amounts. Amounts payable to the Class B Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, Reallocated Collateral Principal Collections, Shared Excess Finance Charge Collections and Shared Excess Principal Collections. Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

     The Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates -- Certain Matters Regarding the Transferor and the Servicer" in the Prospectus.

     The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates -- General," "-- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

INTEREST PAYMENTS

     Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed to Certificateholders on May 15, 1998 and on each Distribution Date thereafter. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2.00% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest" and together, the "Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 1998-A and Reallocated Principal Collections (each, to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread, Shared Excess Finance Charge Collections allocated to Series 1998-A and Reallocated Collateral Principal Collections (each, to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates. See "Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

     "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1998-A Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     The Class A Certificates will bear interest from the Closing Date through April 14, 1998, and from April 15, 1998 through May 14, 1998 and with respect to each Interest Period thereafter, at a rate of 0.11% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class A Certificate Rate"). The Class B Certificates will bear interest from the Closing Date through April 14, 1998, and from April 15, 1998 through May 14, 1998 and with respect to each Interest Period thereafter, at a rate of 0.27% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate").

     The Trustee will determine LIBOR on March 24, 1998 for the period from the Closing Date through April 14, 1998, on April 13, 1998 for the period from April 15, 1998 through May 14, 1998, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

     The Class A Certificate Rate and the Class B Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 934-6802.

     Interest on the Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

PRINCIPAL PAYMENTS

     On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Excess Principal Collections.

     On each Transfer Date with respect to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest on such Transfer Date prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation

Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest on such Transfer Date will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Excess Principal Collections.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, as more fully described herein and in the Series 1998-A Supplement, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Excess Principal Collections with respect to other Series in the Shared Excess Principal Collections Group that are allocated to Series 1998-A.

     On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full or the Series 1998-A Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full or the Series 1998-A Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 1998-A Termination Date) and on the Series 1998-A Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1998-A Termination Date. See "-- Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     The commencement of the Controlled Accumulation Period may be postponed, and the length of the Revolving Period extended, subject to certain conditions including those set forth below. Such postponement and extension, respectively, will take place only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the February 2002 Distribution Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer, on behalf of the Transferor will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on
(a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(b) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the commencement of the Controlled Accumulation Period will be postponed such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the

Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

SUBORDINATION

     The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders, and the amounts available to be distributed with respect to interest on the Class B Certificates, will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "-- Allocation Percentages," "-- Reallocation of Cash Flows" and
"-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

ALLOCATION PERCENTAGES

     Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period.

     Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in such first Monthly Period) and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the

Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of
(x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that if Series 1998-A is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series); provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 1998-A is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Class A Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 1998-A is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Class B Investor Interest (less, if the Class A Fixed Allocation is zero, the balance on deposit in the Principal Account to the extent not subtracted in reducing the Class A Fixed Allocation to zero) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 1998-A is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Collateral Interest (less, if the Class B Fixed Allocation is zero, the balance on deposit in the Principal Account, to the extent not subtracted in reducing the Class B Fixed Allocation to zero) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period.

     "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

     "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the then current Class A Investor Interest, minus the Principal Funding Account Balance on such date.

     "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "-- Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

     "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "-- Defaulted Receivables; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

REALLOCATION OF CASH FLOWS

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with such Excess Spread and Shared Excess Finance Charge Collections, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "-- Defaulted Receivables; Investor Charge-Offs."

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A not required to pay the

Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period, together with such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest). Any such reduction in the Class B Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In such case, the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "-- Defaulted Receivables; Investor Charge-Offs."

     Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread and Shared Excess Finance Charge Collections available for such purposes on each Transfer Date. See "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

     "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

     "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

     "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS

     Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Bank of America remains the Servicer under the Agreement and
(a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer and (ii) the Transferor shall have received a notice from each Rating Agency that reliance on such letter of credit or other credit enhancement would not result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by the FDIC, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied. Currently, Bank of America remains the Servicer and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1+ by Standard & Poor's and deposit insurance provided by the FDIC.

     With respect to the Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

     Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

          (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

             (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

             (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

             (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

             (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

          (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

             (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

             (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

             (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

          (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

             (i) if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is not the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

             (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

     "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Period,
(ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from the Closing Date through May 14, 1998.

     "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Period,
(ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through May 14, 1998.

     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause (c) (ii) above.

     Excess Spread; Shared Excess Finance Charge Collections. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A with respect to the related Monthly Period, to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "-- Payment of Interest, Fees and Other Items;" second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under "-- Payment of Interest, Fees and Other Items;" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) under "-- Payment of Interest, Fees and Other Items" above;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount; provided, however, that in the event the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "-- Payment of Interest, Fees and Other Items;" second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under "-- Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

          (f) if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

          (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "-- Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

          (j) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder out of collections of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A pursuant to the Loan Agreement shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

          (k) the balance, if any, will constitute a portion of Shared Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Shared Excess Finance Charge Collections Group One or to the holder of the Transferor

     Certificate as described in "Description of the Certificates -- Shared Excess Finance Charge Collections" in the Prospectus.

     "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to LIBOR plus 1.0% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

     Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "-- Principal Payments" above) on deposit in the Principal Account in the following priority:

          (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

             (ii) the balance will be treated as Shared Excess Principal Collections and applied as described under "Description of the Certificates -- Shared Excess Principal Collections" herein and in the Prospectus;

          (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed to the Class A Certificateholders (during the Rapid Amortization Period); and

             (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

          (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

          (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Excess Principal Collections and applied as described under "Description of the Certificates -- Shared Excess Principal Collections" herein and in the Prospectus.

     "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

     "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period, beginning with the Transfer Date following the Monthly Period in which the

Class A Investor Interest has been paid in full, or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

     "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer
Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

     "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $54,062,500; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "-- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Excess Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

     "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     The Series 1998-A Certificates will be the sixth Series issued by the Trust, outstanding as of the Closing Date, included in Shared Excess Finance Charge Collections Group One. Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B and Series 1997-C are also included in Shared Excess Finance Charge Collections Group One. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in Shared Excess Finance Charge Collections Group One although there can be no assurance that any other Series will be issued by the Trust or, if issued, will be designated by the Transferor to be included in Shared Excess Finance Charge Collections Group One.

     Collections of Finance Charge Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period, all amounts described under "Description of the Certificates -- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." The Servicer will then determine (i) the amount of collections of Finance Charge Receivables for any Monthly Period allocated to the Investor Interest remaining after covering such required payments to the Certificateholders and the Collateral Interest Holder and (ii) any similar amounts remaining with respect to any other Series in Shared Excess Finance Charge Collections Group One ("Shared Excess Finance Charge Collections"). The Servicer will allocate any Shared Excess Finance Charge Collections to cover any required distributions to certificateholders for any Series in Shared Excess Finance Charge Collections Group One entitled thereto which have not been covered out of the collections of Finance Charge Receivables allocable to such Series ("Finance Charge Shortfalls"). If Finance Charge Shortfalls exceed Shared Excess Finance Charge Collections for any Monthly Period, Shared Excess Finance Charge Collections will be allocated pro rata among the applicable Series in Shared Excess Finance Charge Collections Group One based on the relative amounts of Finance Charge Shortfalls. To the extent that Shared Excess Finance Charge Collections exceed Finance Charge Shortfalls, the balance will be paid to the holder of the Transferor Certificate. See "Description of Certificates -- Shared Excess Finance Charge Collections" in the Prospectus for a discussion of the limitations on the availability of Shared Excess Finance Charge Collections.

SHARED EXCESS PRINCIPAL COLLECTIONS

     The Series 1998-A Certificates will be the sixth Series issued by the Trust, outstanding as of the Closing Date, included in the Shared Excess Principal Collections Group. Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B and Series 1997-C are also included in the Shared Excess Principal Collections Group. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in the Shared Excess Principal Collections Group although there can be no assurance that any other Series will be issued by the Trust or, if issued, will be designated by the Transferor to be included in the Shared Excess Principal Collections Group.

     Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series in the Shared Excess Principal Collections Group ("Shared Excess Principal Collections"). The Servicer will allocate the Shared Excess Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Excess Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Excess Principal Collections for any Monthly Period, Shared Excess Principal Collections will be allocated pro rata among the applicable Series in the Shared Excess Principal Collections Group based on the relative amounts of Principal Shortfalls. To the extent that Shared Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Transferor Certificate.

REQUIRED COLLATERAL INTEREST

     The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $60,000,000 and (ii) thereafter on each Transfer Date an amount equal to 8.0% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $22,500,000; provided, however, that (1) if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

     With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-A not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On or before each Transfer Date, the Servicer will calculate the Aggregate Investor Default Amount for the preceding Monthly Period. The term "Aggregate Investor Default Amount" means, for any Monthly Period, the sum of the Investor Default Amounts for such Monthly Period. The term "Investor Default Amount" means, for any Defaulted Account, the product of (a) the Floating Investor Percentage on the day such Account became a Defaulted Account and (b) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in such Account on the day such Account became a Defaulted Account (the "Default Amount"). A portion of the Aggregate Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period.

     On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

     On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread, Shared Excess Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

     On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections which is allocated and available to fund such amount as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 1998-A Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Excess Principal Collections from other Series, if any, allocated to Series 1998-A from the Principal Account to the Principal Funding Account as described under "-- Application of Collections." Such collections will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Scheduled Payment Date or the Distribution Date in the month following the commencement of the Rapid Amortization Period, whichever occurs earlier.

     Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments evidencing obligations of any of the Corporation or any Affiliate thereof; provided, however, that if no obligations of the Corporation or any Affiliate thereof shall qualify as Permitted Investments, notwithstanding the preceding, the funds on deposit in the Principal Funding Account shall be invested by the Trustee in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date as Class A Available Funds. If, on any Transfer Date, the Principal Funding Investment Proceeds for the related Interest Period are less than the Covered Amount, the amount of such Principal Funding Investment Shortfall shall be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections.

RESERVE ACCOUNT

     Pursuant to the Series 1998-A Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to the Certificates (to the extent described above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as may be required by the Agreement. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1998-A. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments evidencing obligations of any of the Corporation or any Affiliate thereof; provided, however, that if no obligations of the Corporation or any Affiliate thereof shall qualify as Permitted Investments, notwithstanding the preceding, the funds on deposit in the Reserve Account shall be invested by the Trustee in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

     On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

PAY OUT EVENTS

     As described above, the Revolving Period will continue through February 28, 2002 (unless such date is postponed as described under "-- Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

          (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without reference to the amount of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without regard to the amount of the Collateral Interest) for such period;

          (b) any representation or warranty made by the Transferor in the Agreement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to the amount of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period;

          (d) a failure by the Transferor to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

          (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

          (f) the Class A Investor Interest is not paid in full on the Class A Scheduled Payment Date or the Class B Investor Interest is not paid in full on the Class B Scheduled Payment Date;

          (g) certain events of insolvency, receivership or bankruptcy relating to the Transferor or other holder of the Transferor Certificate;

          (h) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

          (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating not less than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or
(i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins on or prior to January 31, 2003 Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     See "Description of the Certificates -- Pay Out Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer

Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $750,000. On each Transfer Date, but only if Bank of America, an affiliate thereof, U.S. Bank National Association (formerly known as First Bank National Association) or another successor servicer meeting the requirements described in the Series 1998-A Supplement (an "Acceptable Successor Servicer") is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which Bank of America, an affiliate thereof or an Acceptable Successor Servicer is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 1.0%; provided further, however, that with respect to the first Transfer Date, the Servicer Interchange may equal but shall not exceed $375,000. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.0%, or if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $324,375. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to $20,625. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee," together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to $30,000. The remainder of the Servicing Fee shall be paid by the holder of the Transferor Certificate or by other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items."

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than any tax imposed on or measured by income, including United States federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

PAIRED SERIES

     The Transferor may cause the Trust to issue another Series as a Paired Series with respect to Series 1998-A. Although no assurance can be given as to whether such other Series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to Series 1998-A, and the interest rate with respect to certificates of such other Series will be established on the date of issuance of such Series and may be reset periodically. Further, the pay out events with respect to such other Series may vary from the Pay Out Events with respect to the Series 1998-A and may include pay out events which are unrelated to the status of the Transferor, the Servicer or the Receivables, such as events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Holders may be delayed. In particular, the numerator of the Fixed Allocation Percentage may be changed upon the occurrence of a pay out event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to the Certificateholders and a possible delay in payments to such Certificateholders. See "-- Allocation Percentages" and "-- Paired Series."

REPORTS TO CERTIFICATEHOLDERS

     On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date. The Servicer intends to file with the Commission periodic reports with respect to the Certificates following completion of the reporting period required by Rule 15d-1.

AMENDMENTS

     In addition to being subject to amendment pursuant to any other provisions relating to amendments in the Agreement, the Series 1998-A Supplement may be amended by the Transferor without the consent of the Servicer, the Trustee or any Certificateholder if the Transferor provides the Trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (b) a certificate that such amendment or modification would not materially and adversely affect any Certificateholder; provided, however, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations under the Series 1998-A Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Transferor shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency described in the Series 1998-A Supplement.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Class A Underwriting Agreement (the "Class A Underwriting Agreement") between the Transferor and the Class A Underwriter named below (the "Class A Underwriter"), and the terms and conditions set forth in the Class B Underwriting Agreement (the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Transferor and the Class B Underwriter named below (the "Class B Underwriter," and together with the Class A Underwriter, the " Underwriters"), the Transferor has agreed to direct the Trust to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                         PRINCIPAL AMOUNT OF
                  CLASS A UNDERWRITER                    CLASS A CERTIFICATES
                  -------------------                    --------------------
Salomon Brothers Inc...................................      $648,750,000
                                                             ------------
  Total................................................      $648,750,000
                                                             ============

                                                         PRINCIPAL AMOUNT OF
                  CLASS B UNDERWRITER                    CLASS B CERTIFICATES
                  -------------------                    --------------------
Salomon Brothers Inc...................................      $ 41,250,000
                                                             ------------
  Total................................................      $ 41,250,000
                                                             ============

     In the Class A Underwriting Agreement, the Class A Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Transferor for certain expenses of the issuance and distribution of the Certificates.

     The Class A Underwriter proposes initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.175% of the principal amount of the Class A Certificates. The Class A Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.100% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriter.

     The Class B Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.205% of the principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

     Each Underwriter will represent and agree that:

     (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

     (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

     (c) if it is an authorized person under Chapter III of Part 1 of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995.

     The Transferor will indemnify the Underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     This Prospectus Supplement and the related Prospectus may be used by BancAmerica Robertson Stephens, an affiliate of the Transferor and Servicer, in connection with offers and sales related to secondary market transactions in the Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, the Transferor, the Servicer, or the Corporation, their respective affiliates and the Trustee, in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Andrea B. Goldenberg, Senior Counsel at the Corporation, and by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, special counsel to the Transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, special tax counsel to the Transferor. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                                                PAGE
----                                                                ----
Acceptable Successor Servicer...............................              S-49
Accounts....................................................          S-1, S-4
Accumulation Period Length..................................              S-32
Accumulation Shortfall......................................        S-10, S-42
Additional Interest.........................................         S-8, S-30
Adjusted Investor Interest..................................               S-6
Aggregate Investor Default Amount...........................              S-44
Agreement...................................................               S-4
Available Investor Principal Collections....................              S-32
Available Reserve Account Amount............................              S-47
Bank........................................................               S-4
Bank of America.............................................          S-1, S-4
Bank of America NT&SA.......................................               S-4
Bank Portfolio..............................................               S-4
Base Rate...................................................              S-26
Call Report.................................................              S-28
Certificateholder Servicing Fee.............................              S-49
Certificateholders..........................................               S-4
Certificates................................................          S-1, S-3
Class A Additional Interest.................................              S-30
Class A Adjusted Investor Interest..........................         S-6, S-35
Class A Available Funds.....................................              S-30
Class A Certificate Rate....................................    S-2, S-5, S-31
Class A Certificateholders..................................               S-4
Class A Certificates........................................          S-1, S-3
Class A Fixed Allocation....................................              S-34
Class A Floating Allocation.................................              S-34
Class A Investor Charge-Off.................................        S-13, S-45
Class A Investor Default Amount.............................              S-44
Class A Investor Interest...................................         S-5, S-35
Class A Monthly Interest....................................              S-39
Class A Monthly Principal...................................              S-41
Class A Required Amount.....................................        S-12, S-36
Class A Scheduled Payment Date..............................               S-2
Class A Servicing Fee.......................................              S-49
Class A Underwriters........................................              S-50
Class A Underwriting Agreement..............................              S-50
Class B Additional Interest.................................              S-30
Class B Available Funds.....................................              S-30
Class B Certificate Rate....................................    S-2, S-6, S-31
Class B Certificateholders..................................               S-4
Class B Certificates........................................          S-1, S-3
Class B Fixed Allocation....................................              S-35
Class B Floating Allocation.................................              S-34
Class B Investor Charge-Off.................................        S-14, S-45
Class B Investor Default Amount.............................              S-44
Class B Investor Interest...................................         S-5, S-35
Class B Monthly Interest....................................              S-39
Class B Monthly Principal...................................              S-41
Class B Required Amount.....................................        S-12, S-36

TERM                                                                PAGE
----                                                                ----
Class B Scheduled Payment Date..............................               S-2
Class B Servicing Fee.......................................              S-49
Class B Underwriters........................................              S-50
Class B Underwriting Agreement..............................              S-50
Closing Date................................................          S-2, S-5
Code........................................................              S-17
Collateral Available Funds..................................              S-39
Collateral Charge-Off.......................................              S-45
Collateral Default Amount...................................              S-44
Collateral Fixed Allocation.................................              S-35
Collateral Floating Allocation..............................              S-34
Collateral Interest.........................................         S-5, S-35
Collateral Interest Holder..................................               S-5
Collateral Interest Servicing Fee...........................              S-49
Collateral Monthly Interest.................................              S-41
Collateral Monthly Principal................................              S-42
Collateral Rate.............................................              S-41
Controlled Accumulation Amount..............................              S-42
Controlled Accumulation Period..............................               S-9
Controlled Deposit Amount...................................         S-9, S-25
Corporation.................................................              S-28
Covered Amount..............................................              S-10
Cut-Off Date................................................               S-5
Default Amount..............................................              S-44
Distribution Date...........................................          S-2, S-8
ERISA.......................................................              S-17
Excess Spread...............................................        S-12, S-39
Finance Charge Shortfalls...................................              S-43
Fixed Investor Percentage...................................              S-34
Floating Investor Percentage................................              S-33
Identified Pool.............................................               S-4
Initial Collateral Interest.................................              S-14
Initial Identified Pool.....................................              S-19
Interest Period.............................................               S-8
Investor Default Amount.....................................              S-44
Investor Interest...........................................               S-5
Investor Servicing Fee......................................              S-48
LIBOR.......................................................         S-2, S-31
LIBOR Determination Date....................................              S-31
Loan Agreement..............................................              S-14
Minimum Aggregate Principal Receivables.....................              S-21
Minimum Transferor Interest.................................              S-21
Monthly Period..............................................               S-6
Net Servicing Fee Rate......................................              S-49
Paired Series...............................................              S-16
Pay Out Event...............................................              S-47
Portfolio Yield.............................................              S-26
Principal Funding Account...................................   S-9, S-25, S-46
Principal Funding Account Balance...........................              S-25
Principal Funding Investment Proceeds.......................        S-10, S-46
Principal Funding Investment Shortfall......................              S-10
Principal Shortfalls........................................              S-43

TERM                                                                PAGE
----                                                                ----
Rapid Amortization Period...................................              S-11
Rating Agency Condition.....................................              S-44
Reallocated Class B Principal Collections...................              S-37
Reallocated Collateral Principal Collections................              S-37
Reallocated Principal Collections...........................              S-37
Receivables.................................................          S-1, S-4
Record Date.................................................              S-29
Reference Banks.............................................              S-31
Required Amount.............................................              S-12
Required Collateral Interest................................        S-14, S-44
Required Reserve Account Amount.............................              S-46
Reserve Account.............................................              S-46
Reserve Account Funding Date................................              S-46
Revolving Period............................................               S-9
Series 1998-A...............................................               S-4
Series 1998-A Supplement....................................               S-4
Series 1998-A Termination Date..............................               S-7
Servicer Interchange........................................              S-49
Shared Excess Finance Charge Collections Group One..........              S-14
Shared Excess Finance Charge Collections....................              S-43
Shared Excess Principal Collections.........................              S-43
Shared Excess Principal Collections Group...................              S-15
Telerate Page 3750..........................................              S-31
Transfer Date...............................................              S-38
Transferor..................................................               S-4
Transferor Interest.........................................               S-5
Transferor Percentage.......................................              S-29
Trust.......................................................          S-1, S-4
Trust Portfolio.............................................              S-21
Trustee.....................................................               S-4
Underwriters................................................              S-50
Underwriting Agreement......................................              S-50

                      (This page intentionally left blank)

                                    ANNEX I
                              OTHER SERIES ISSUED

     The table below sets forth the principal characteristics of the five other Series previously issued by the Trust, Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B and Series 1997-C which are each in Shared Excess Finance Charge Collections Group One and the Shared Excess Principal Collections Group. For more specific information with respect to any Series, any prospective investor should contact Bank of America at (602) 597-3273. Bank of America will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previously publicly-issued Series.

1. Series 1996-A

     Class A Certificates

         Initial Investor Interest..................................$427,500,000
         Certificate Rate...................One-Month LIBOR plus 0.13% per annum
         Controlled Accumulation Amount (subject to adjustment)......$35,625,000
         Commencement of Accumulation Period.......................June 30, 2000
         Annual Servicing Fee Percentage.........................2.00% per annum
         Initial Collateral Interest.................................$40,000,000
         Other Enhancement.................Subordination of Class B Certificates
         Series 1996-A Termination Date............August 2003 Distribution Date
         Series Issuance Date......................................July 19, 1996

     Class B Certificates

         Initial Investor Interest...................................$32,500,000
         Certificate Rate...................One-Month LIBOR plus 0.29% per annum
         Controlled Accumulation Amount..............................$32,500,000
         Commencement of Accumulation Period...........Same as above for Class A
                                                                    Certificates
         Annual Servicing Fee Percentage...............Same as above for Class A
                                                                    Certificates
         Initial Collateral Interest......Same as above for Class A Certificates
         Series 1996-A Termination Date...Same as above for Class A Certificates
         Series Issuance Date.............Same as above for Class A Certificates

2. Series 1996-B

     Class A Certificates

         Initial Investor Interest..................................$830,000,000
         Certificate Rate................Three-Month LIBOR plus 0.125% per annum
         Controlled Accumulation Amount (subject to adjustment)......$69,166,167
         Commencement of Accumulation Period..................September 30, 2002
         Annual Servicing Fee Percentage.........................2.00% per annum
         Initial Collateral Interest.................................$77,661,000
         Other Enhancement.................Subordination of Class B Certificates
         Series 1996-B Termination Date..........November 2005 Distribution Date
         Series Issuance Date...................................October 11, 1996

     Class B Certificates

         Initial Investor Interest...................................$63,100,000
         Certificate Rate.................Three-Month LIBOR plus 0.28% per annum
         Controlled Accumulation Amount..............................$63,100,000
         Commencement of Accumulation Period...........Same as above for Class A
                                                                    Certificates
         Annual Servicing Fee Percentage...............Same as above for Class A
                                                                    Certificates
         Initial Collateral Interest......Same as above for Class A Certificates
         Series 1996-B Termination Date...Same as above for Class A Certificates
         Series Issuance Date.............Same as above for Class A Certificates

3.  Series 1997-A

     Class A Certificates

         Initial Investor Interest..................................$648,750,000
         Certificate Rate...................One-Month LIBOR plus 0.11% per annum
         Controlled Accumulation Amount (subject to adjustment)......$54,062,500
         Commencement of Accumulation Period........................May 31, 2001
         Annual Servicing Fee Percentage.........................2.00% per annum
         Initial Collateral Interest.................................$60,000,000
         Other Enhancement.................Subordination of Class B Certificates
         Series 1997-A Termination Date..............July 2004 Distribution Date
         Series Issuance Date......................................June 17, 1997

     Class B Certificates

         Initial Investor Interest...................................$41,250,000
         Certificate Rate...................One-Month LIBOR plus 0.29% per annum
         Controlled Accumulation Amount..............................$41,250,000
         Commencement of Accumulation Period...........Same as above for Class A
                                                                    Certificates
         Annual Servicing Fee Percentage...............Same as above for Class A
                                                                    Certificates
         Initial Collateral Interest......Same as above for Class A Certificates
         Series 1997-A Termination Date...Same as above for Class A Certificates
         Series Issuance Date.............Same as above for Class A Certificates

4.  Series 1997-B

     Class A Certificates

         Initial Investor Interest..................................$648,750,000
         Certificate Rate...............Three-Month LIBOR minus 0.125% per annum
         Controlled Accumulation Amount (subject to adjustment)......$54,062,500
         Commencement of Accumulation Period.....................August 31, 2001
         Annual Servicing Fee Percentage.........................2.00% per annum
         Initial Collateral Interest.................................$60,000,000
         Other Enhancement.................Subordination of Class B Certificates
         Series 1997-B Termination Date...........October 2004 Distribution Date
         Series Issuance Date.................................September 25, 1997

     Class B Certificates

         Initial Investor Interest...................................$41,250,000
         Certificate Rate.................Three-Month LIBOR plus 0.26% per annum
         Controlled Accumulation Amount..............................$41,250,000
         Commencement of Accumulation Period...........Same as above for Class A
                                                                    Certificates
         Annual Servicing Fee Percentage...............Same as above for Class A
                                                                    Certificates
         Initial Collateral Interest......Same as above for Class A Certificates
         Series 1997-B Termination Date...Same as above for Class A Certificates
         Series Issuance Date.............Same as above for Class A Certificates

5.  Series 1997-C

     Class A Certificates

         Initial Investor Interest..................................$562,250,000
         Certificate Rate...................One-Month LIBOR plus 0.12% per annum
         Controlled Accumulation Amount (subject to adjustment)......$46,854,167
         Commencement of Accumulation Period...................November 30, 1999
         Annual Servicing Fee Percentage.........................2.00% per annum
         Initial Collateral Interest.................................$52,000,000
         Other Enhancement.................Subordination of Class B Certificates
         Series 1997-C Termination Date...........January 2003 Distribution Date
         Series Issuance Date...................................December 9, 1997

     Class B Certificates

         Initial Investor Interest...................................$35,750,000
         Certificate Rate...................One-Month LIBOR plus 0.33% per annum
         Controlled Accumulation Amount..............................$35,750,000
         Commencement of Accumulation Period...........Same as above for Class A
                                                                    Certificates
         Annual Servicing Fee Percentage...............Same as above for Class A
                                                                    Certificates
         Initial Collateral Interest......Same as above for Class A Certificates
         Series 1997-C Termination Date...Same as above for Class A Certificates
         Series Issuance Date.............Same as above for Class A Certificates

                          (This page intentionally left blank)

PROSPECTUS

                          BA MASTER CREDIT CARD TRUST
                           ASSET BACKED CERTIFICATES

                      BANK OF AMERICA NATIONAL ASSOCIATION
                            TRANSFEROR AND SERVICER
                            ------------------------

    The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and which are set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in the assets of the BA Master Credit Card Trust (the "Trust"). The Trust has been formed pursuant to a pooling and servicing agreement between Bank of America National Association ("Bank of America"), as transferor and servicer, and U.S. Bank National Association (formerly known as First Bank National Association), as trustee. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due and to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, any Enhancements and all monies on deposit in certain bank accounts of the Trust (including any Permitted Investments in which any such monies are invested), as more fully described herein and, with respect to any Series, in the related Prospectus Supplement. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index of Terms for Prospectus" beginning on page 76. Bank of America initially will own the remaining undivided interest in the Trust not represented by the Certificates issued by the Trust and the other interests issued by the Trust from time to time and will service the related Receivables.

    Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed-rate Certificates, floating-rate Certificates or other type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables of the Trust at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of Credit Enhancement, such as a collateral interest, cash collateral account or guaranty, a letter of credit, a surety bond, an insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

    While the specific terms of any Series in respect of which this Prospectus is being delivered are described in the related Prospectus Supplement, the terms of such Series are not subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

    Any Series of Certificates may be sold to or through underwriters, including BancAmerica Robertson Stephens, an affiliate of the Transferor and Servicer, acting as principals for their own account or as agents. See "Plan of Distribution." This Prospectus and any related Prospectus Supplement may be used by BancAmerica Robertson Stephens in connection with offers and sales related to secondary market transactions in any Series of Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale.

     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 20.

     PROCEEDS FROM THE ASSETS IN THE TRUST WILL BE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRANSFEROR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR OTHER ASSETS OF THE TRUST ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE TRANSFEROR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, OR ANY OF THEIR AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    Certificates may be sold by Bank of America or the Trust directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents is set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price is set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to Bank of America from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of Bank of America associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 18, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series to be offered thereby and hereby, among other things, sets forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating-rate Certificates and fixed-rate Certificates included in such Series, if any, or such other type of Class of Certificates;
(g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) the Series Termination Date with respect to such Series; (j) additional information with respect to any Enhancement relating to such Series; and (k) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Agreement. See "Description of the Certificates -- Book-Entry Registration," "-- Reports to Certificateholders" and "-- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder (the "Rules"). The Prospectus Supplement relating to a Series to be offered thereby and hereby will set forth whether or not the Servicer intends to file with the Commission periodic reports with respect to any Series following completion of the reporting period required by Rule 15d-1.

                             AVAILABLE INFORMATION

     This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be reviewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to 1825 East Buckeye Road, Phoenix, Arizona 85034, Attention:
Chief Financial Officer. Telephone requests for such copies should be directed to Bank of America National Association at (602) 597-3273.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT.................    2
REPORTS TO CERTIFICATEHOLDERS.........    2
AVAILABLE INFORMATION.................    2
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................    3
PROSPECTUS SUMMARY....................    5
RISK FACTORS..........................   20
THE TRUST.............................   27
BANK OF AMERICA'S CREDIT CARD
  ACTIVITIES..........................   28
  General.............................   28
  Originations and Underwriting.......   28
  Customer Service....................   29
  Interchange.........................   29
THE RECEIVABLES.......................   30
MATURITY ASSUMPTIONS..................   30
USE OF PROCEEDS.......................   31
BANKAMERICA CORPORATION AND BANK OF
  AMERICA NATIONAL ASSOCIATION........   31
DESCRIPTION OF THE CERTIFICATES.......   32
  General.............................   32
  Book-Entry Registration.............   33
  Definitive Certificates.............   36
  The Transferor Certificate;
     Additional Transferors...........   37
  Interest Payments...................   38
  Principal Payments..................   38
  Transfer and Assignment of
     Receivables......................   39
  New Issuance........................   39
  Representations and Warranties......   40
  Addition of Trust Assets............   42
  Removal of Accounts.................   44
  Collection and Other Servicing
     Procedures.......................   45
  Discount Option.....................   45
  Trust Accounts......................   46
  Funding Period......................   46
  Investor Percentage and Transferor
     Percentage.......................   47
  Application of Collections..........   48
  Groups of Series....................   49
  Shared Excess Finance Charge
     Collections......................   50
  Shared Excess Principal
     Collections......................   50
  Paired Series.......................   51
  Defaulted Receivables; Rebates and
     Fraudulent Charges; Investor
     Charge-Offs......................   51

                                        PAGE
                                        ----
  Defeasance..........................   52
  Final Payment of Principal;
     Termination......................   52
  Pay Out Events......................   53
  Servicing Compensation and Payment
     of Expenses......................   54
  Certain Matters Regarding the
     Transferor and the Servicer......   55
  Servicer Default....................   56
  Reports to Certificateholders.......   57
  Evidence as to Compliance...........   57
  Amendments..........................   58
  List of Certificateholders..........   59
  The Trustee.........................   59
CREDIT ENHANCEMENT AND ENHANCEMENT....   60
  General.............................   60
  Subordination.......................   61
  Letter of Credit....................   61
  Cash Collateral Guaranty or
     Account..........................   61
  Collateral Interest.................   61
  Surety Bond or Insurance Policy.....   62
  Spread Account......................   62
  Reserve Account.....................   62
  Interest Rate Swaps and Related
     Caps, Floors and Collars.........   62
CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.........................   63
  Transfer of Receivables.............   63
  Certain Matters Relating to
     Receivership.....................   64
  Consumer Protection Laws............   65
  FEDERAL INCOME TAX CONSEQUENCES.....   66
     General..........................   66
     Treatment of the Certificates as
       Debt...........................   67
     Treatment of the Trust...........   67
     Taxation of Interest Income of
       U.S. Certificate Owners........   69
     Sale or Exchange of
       Certificates...................   70
     Non-U.S. Certificate Owners......   70
     Information Reporting and Backup
       Withholding....................   71
     New Withholding Regulations......   72
     State and Local Taxation.........   72
ERISA CONSIDERATIONS..................   72
PLAN OF DISTRIBUTION..................   74
LEGAL MATTERS.........................   75
INDEX OF TERMS FOR PROSPECTUS.........   76

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

TYPE OF SECURITIES......Asset Backed Certificates (the "Certificates")
                           evidencing an undivided interest in the assets of the BA Master Credit Card Trust (the "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

TRUST...................The Trust has been formed pursuant to a pooling and servicing agreement (as amended from time to time, the "Agreement") between Bank of America National Association ("Bank of America"), as transferor (in such capacity, the "Transferor") and servicer, and U.S. Bank National Association (formerly known as First Bank National Association), as trustee (the "Trustee"). The Trust is a master trust under which one or more Series may be issued pursuant to a series supplement to the Agreement (each such series supplement, a "Series Supplement;" the term "Agreement," as it relates to any Series, refers to the Agreement as supplemented by the Series Supplement entered into with respect to such Series). Any Series issued by the Trust may be offered pursuant to this Prospectus, or may be offered in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Each Prospectus Supplement identifies the Trust and all Series previously issued by the Trust.

TRUST ASSETS............The assets of the Trust include receivables (the
                           "Receivables") arising under certain MasterCard(R) and VISA(R)* revolving credit card accounts (the "Accounts") selected from a sub-set of MasterCard and VISA accounts identified by the Transferor (such sub-set as identified from time to time, the "Identified Pool") from among all MasterCard and Visa accounts owned by the Transferor (the "Bank Portfolio") and all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, and all monies on deposit in certain bank accounts of the Trust (including any Permitted Investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. In addition, with respect to any Series, the assets of the Trust may include the right to receive Interchange, if any, allocable to such Series, as described in the related Prospectus Supplement. See "The Receivables" and "Description of the Certificates -- Addition of Trust Assets." "Interchange" consists of certain

---------------

*MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A. Inc., respectively.

                           fees received by Bank of America from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The term "Enhancement" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of the Certificateholders of such Series or Class. The term "Credit Enhancement" means, with respect to any Series or Class thereof, any letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class. Credit Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

                        At the time of formation of the Trust the Transferor
                           conveyed to the Trustee, and at certain other times subsequent thereto, the Transferor will convey to the Trustee, all Receivables existing under certain Accounts selected from the Identified Pool, as constituted at the applicable time, based on criteria provided in the Agreement and all Receivables arising under such Accounts from time to time thereafter until termination of the Trust. In addition, the Agreement provides, that the Transferor may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible revolving credit card accounts from the Identified Pool, as constituted at such time, to be included as Accounts (the "Additional Accounts"), the Receivables of which will be included in the Trust. The Agreement provides that in lieu of Additional Accounts or in addition thereto, the Transferor may include in the Trust, participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). The addition of Participations to the Trust may be subject to certain restrictions relating to the Securities Act. See "The Receivables" and "Description of the Certificates -- Addition of Trust Assets."

NON-RECOURSE
OBLIGATIONS.............Proceeds from the assets in the Trust will be the only source of payments on the Certificates of each Series. The Certificates do not represent an obligation of or interest in the Transferor, BankAmerica Corporation, Bank of America NT&SA or any of their affiliates. None of the Certificates, the underlying Receivables or the other assets of the Trust are insured or guaranteed by any governmental agency or instrumentality or by the Transferor, BankAmerica Corporation, Bank of America NT&SA or any of their affiliates.

CERTIFICATE INTEREST AND
PRINCIPAL...............Each Series of Certificates will represent an undivided interest in the assets of the Trust. Each Certificate of a Series will represent the right to receive payments of (i) interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be a fixed, a floating or other type of rate and (ii) principal during the Controlled Amortization Period, the Principal Amortization Period, or, under certain limited circumstances, the Rapid Amortization Period (each, an "Amortization Period"), or on Scheduled Payment Dates, in which case such Series will have a Controlled Accumulation Period and, under certain limited circumstances if so specified in the related Prospectus Supplement, a Rapid Accumulation Period (each, an "Accumulation Period"), as well as, under certain limited circumstances, a Rapid Amortization Period, all as specified in the related Prospectus Supplement.

                        Each Series of Certificates will consist of one or more
                           Classes, one or more of which may be Senior
                           Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate computation, and availability and form of Enhancement.

                        The assets of the Trust will be allocated among the
                           Certificateholders of each Series of the Trust and the holder of the Transferor Certificate of the Trust and, if any Credit Enhancement constitutes an undivided interest in the Trust as specified in the related Prospectus Supplement, the related Credit Enhancement Provider. See "Credit Enhancement and Enhancement" herein, and "Description of the Certificates -- Allocation Percentages" in the Prospectus Supplement. The aggregate principal amount of the interest of the Certificateholders of a Series in the Trust is referred to herein as the "Investor Interest" and is based on the aggregate amount of the Principal Receivables in the Trust allocated to such Series. If specified in the related Prospectus Supplement, the term "Investor Interest" with respect to the related Series includes the Collateral Interest with respect to such Series. The aggregate principal amount of the interest of the holder of the Transferor Certificate in the Trust is referred to herein as the "Transferor Interest," and is based on the aggregate amount of Principal Receivables in the Trust not allocated to the Certificateholders or any Credit Enhancement Provider with respect to the Trust. See "Description of the
                           Certificates -- General."

                        The Certificateholders of each Series will have the
                           right to receive (but only to the extent needed to make required payments under the Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement specifies the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any

                           Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the Certificates -- Investor Percentage and Transferor Percentage."

RECEIVABLES.............The Receivables held in the Trust will arise in Accounts that have been selected from the Identified Pool, as constituted at the applicable time, based on criteria provided in the Agreement and described in the related Prospectus Supplement as applied initially on the date (the "Cut-Off Date") specified in the related Prospectus Supplement and, with respect to certain Additional Accounts, if any, on the subsequent dates specified in the related Prospectus Supplement.

                        The Receivables will consist of amounts charged by
                           cardholders for goods and services and cash advances (the "Principal Receivables"), plus the related periodic finance charges and amounts charged to the Accounts in respect of membership or annual fees, late fees, overlimit fees, returned check charges, cash advance fees and certain other credit card fees, amounts with respect to recoveries on the Accounts and certain other amounts as described herein (the "Finance Charge Receivables"); provided, however, that if the Transferor exercises the Discount Option with respect to the Trust, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates -- Discount Option." In addition, if so specified in the related Prospectus Supplement, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts may be allocated to the Certificates of a Series or any Class thereof and treated as collections of Finance Charge Receivables for purposes of such Series or Class thereof or may be applied in some other manner as described in the related Prospectus Supplement. See "Bank of America's Credit Card Activities -- Interchange."

                        During the term of the Trust, all new Receivables
                           arising in the Accounts relating to the Trust will be transferred automatically to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose.

                        Pursuant to the Agreement, the Transferor will have the
                           right (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the Transferor Interest at a specified minimum level (the "Minimum Transferor Interest"), will be obligated, to designate additional eligible revolving credit card accounts to be included as Additional Accounts and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created or to designate Participations to be included in the Trust in lieu thereof or in addition thereto. See "Description of the Certificates -- Addition of Trust Assets."

                        Pursuant to the Agreement, the Transferor will have the
                           right (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates -- Removal of Accounts."

NEW ISSUANCES...........The Agreement authorizes the Trustee to issue three types of certificates: (i) one or more Series of Certificates that will be transferable and have the characteristics described below, (ii) a certificate that, along with any Supplemental Certificates outstanding, evidences the Transferor Interest (the "Transferor Certificate"), which is not offered hereby and which initially will be held by the Transferor and which will be transferable only as provided in the Agreement and (iii) one or more Supplemental Certificates (relating to the Transferor Interest) which are not offered hereby and will be transferable only as provided in the Agreement. Any such Series of Certificates identified in clause (i) above, or one or more Classes of such Series of Certificates identified in clause (i) above may be offered to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act, or exempt from registration thereunder, directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Description of the Certificates -- New Issuance."

                        A new issuance of a Series of Certificates identified in
                           clause (i) of the previous paragraph (a "New
                           Issuance") may occur only upon delivery to the Trustee of the following: (i) a Series Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) such issuance will not cause the Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance (an opinion of counsel with respect to any matter to the effect referred to in clause (ii) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the New

                           Issuance will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it and (vi) an officer's certificate of the Transferor to the effect that after giving effect to the New Issuance the Transferor would not be required to add the Receivables of any Additional Accounts pursuant to the Agreement and the Transferor Interest would be at least equal to the Minimum Transferor Interest. See "Description of the Certificates -- New Issuance."

DENOMINATIONS...........Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof or such other denominations specified in the Prospectus Supplement.

REGISTRATION OF
CERTIFICATES............Except as specified in the related Prospectus
                           Supplement, the Certificates of each Series initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive Certificates") are issued under the limited circumstances described herein. See "Description of the Certificates -- Definitive Certificates."

CLEARANCE AND
SETTLEMENT..............Except as specified in the related Prospectus
                           Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the
                           Certificates -- Book-Entry Registration."

SERVICER................Bank of America National Association is the Servicer.
                           The principal executive offices of Bank of America are located at 1825 East Buckeye Road, Phoenix, Arizona 85034, telephone number (602) 597-3738. The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be payable from Finance Charge Receivables, or other amounts as specified in the related Prospectus Supplement. In certain limited circumstances, Bank of America may resign or be removed, in which event the Trustee or a third-party servicer may be appointed as successor servicer (Bank of America, or any such successor servicer, is referred to herein as the "Servicer"). Bank of America is a wholly-owned subsidiary of BankAmerica Corporation (the "Corporation"). See "BankAmerica Corporation and Bank of America National Association."

TRANSFEROR..............Bank of America is the Transferor. Subject to certain conditions described herein under "Description of the Certificates -- The Transferor Certificate; Additional Transferors," Bank of America may designate one or more affiliates to transfer all right, title and interest in Receivables or Participations to the Trust from time to time. Any such additional transferors will generally have the same rights and obligations as those of the Transferor described herein.

COLLECTIONS.............Except in circumstances specified in the related
                           Prospectus Supplement, the Servicer will deposit all collections of Receivables in an account required to be established for such purpose by the Agreement (the "Collection Account"). All amounts deposited in the Collection Account with respect to the Trust will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may be otherwise characterized. See "Description of the
                           Certificates -- Discount Option." All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of each Series of Certificates or Class thereof and the holder of the Transferor Certificate and, in certain circumstances, certain Credit Enhancement Providers. See "Description of the Certificates -- Investor Percentage and Transferor Percentage."

INTEREST PAYMENTS.......Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding calendar month or other period immediately preceding the related Distribution Date (each, a "Monthly Period") as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Risk Factors -- Limited Credit Enhancement," "Description of the Certificates -- Application of Collections," "-- Shared Excess Finance Charge Collections" and "Credit Enhancement and Enhancement."

REVOLVING PERIOD........Unless otherwise specified in the related Prospectus
                           Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limita-tions, be paid from the Trust to the holder of the Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Excess Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the
                           Certificates -- Pay Out Events" for a discussion of the events which might lead to early termination of the Revolving Period.

PRINCIPAL PAYMENTS......The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made earlier or later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein. See "Description of the Certificates -- Principal Payments."

CONTROLLED AMORTIZATION
PERIOD..................If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The Controlled Amortization Period is intended to permit the applicable Certificateholders to receive payment of the principal balance of their Certificates in fixed installments over a specified period. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Con-trolled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest or Enhancement Invested Amount, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series.

PRINCIPAL AMORTIZATION
PERIOD..................If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. Such payments will not be limited by any Controlled Amortization Amount as they are during a Controlled Amortization Period. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earlier of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest or Enhancement Invested Amount, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series. The Principal Amortization Period is intended to result in the fastest possible distribution of principal to Certificateholders in a Series or Class.

CONTROLLED ACCUMULATION
PERIOD..................If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Controlled Accumulation Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each a "Transfer Date") in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date relating to such Series or Class. This is to allow Certificateholders to receive a single payment with respect to their principal balance rather than to receive installment payments as with a Controlled Amortization Period, a Principal Amortization Pe-riod or a Rapid Amortization Period. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any deficit Controlled Accumulation Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Controlled Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest or Enhancement Invested Amount, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

                        Funds on deposit in any Principal Funding Account may be
                           invested in Permitted Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

RAPID ACCUMULATION
PERIOD..................If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) the payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest or Enhancement Invested Amount, if any, with respect to such Series and (c) the related Series Termination Date (the "Rapid Accumulation Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount as such amount is limited during a Controlled Accumulation Period. The Rapid Accumulation Period is intended to result in the fastest possible accumulation of funds available to make principal distributions to Certificateholders of a Series or Class on the Scheduled Payment Date following a Pay

                           Out Event with respect to such Series in order to better assure the repayment of principal to such Certificateholders.

                        The term "Pay Out Event" with respect to a Series of
                           Certificates issued by the Trust means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency or bankruptcy relating to the Transferor, an Additional Transferor or any other holder of the Transferor Certificate, (b) the Transferor or an Additional Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement or
                           (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to commencement of a Rapid Accumulation Period.

                        During the Rapid Accumulation Period, funds on deposit
                           in any Principal Funding Account may be invested in Permitted Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

RAPID AMORTIZATION
PERIOD..................During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of (a) the date on which the Investor Interest of the Certificates of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Series Termination Date (the "Rapid Amortization Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider, monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. The Rapid Amortization Period is intended to result in the fastest possible distribution of principal to Certificateholders of a Series following a Pay Out Event with respect to such Series in order to better assure the repayment of principal to such Certificateholders. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to commencement of a Rapid Amortization Period.

SHARED EXCESS FINANCE
CHARGE COLLECTIONS......Any Series offered hereby may be, but will not be required to be, designated by the Transferor to be included in a group of Series (a "Shared Excess Finance Charge Collections Group"). If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Shared Excess Finance Charge Collections Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Shared Excess Finance Charge Collections Group or Class thereof to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. By so sharing such excess collections with respect to Finance Charge Receivables allocated to investors, the Transferor may avoid the occurrence of a Pay Out Event with respect to a Series within a Shared Excess Finance Charge Collections Group resulting from a shortfall which is limited to that Series and is merely temporary. See "Description of the
                           Certificates -- Application of Collections,"
                           "-- Shared Excess Finance Charge Collections" and
                           "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

SHARED EXCESS PRINCIPAL
COLLECTIONS.............Any Series offered hereby may be, but will not be required to be, designated by the Transferor to be included in a group of Series (the "Shared Excess Principal Collections Group"). If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Excess Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. By so applying Shared Excess Principal Collections, the Transferor may make more efficient use of collections with respect to Principal Receivables allocated to investors to repay investors' principal when due or for its own purposes when no return of investors' principal is due. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

FUNDING PERIOD..........The Prospectus Supplement relating to a Series of
                           Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), which period is expected to be less than one year, the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account estab-lished with the Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Interests or Adjusted Investor Interest of other Series issued by the Trust. The Pre-Funding Amount may be up to 100% of the principal amount of the Certificates of a Series. The related Prospectus Supplement will specify the initial Investor Interest on the Closing Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Full Investor Interest") and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Principal Receivables are delivered to the Trust or as the Investor Interests or Adjusted Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period, as specified in the related Prospectus Supplement.

                        During the Funding Period, funds on deposit in the
                           Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Transferor Certificate to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series, if specified in the related Prospectus Supplement.

                        If so specified in the related Prospectus Supplement,
                           monies in the Pre-Funding Account with respect to any Series will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

PAIRED SERIES...........If so specified in the related Prospectus Supplement, a
                           Series of Certificates may be paired with another Series previously or subsequently issued by the Trust (a "Paired Series"). As the Adjusted Investor Interest of the Series having a Paired Series is reduced, the Investor Interest of the Paired Series will increase by an equal amount. The effect of a Paired Series is to provide for the continuous investment in the Receivables by Certificateholders, thereby reducing the potential increase in the Transferor Interest as a Series' interest in the Trust is reduced through the amortization or accumulation of principal. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when such Series is in the Controlled Amortization Period or Controlled Accumulation Period, the percentage used for allocating collections of Principal Receivables for the Series and for the Paired Series may be reset as specified in the related Prospectus Supplement.

CREDIT ENHANCEMENT......Credit Enhancement with respect to a Series or any Class thereof may be provided in the form or forms of subordination, a letter of credit, a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account or other form of support as specified in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

                        The type, characteristics and amount of the Credit
                           Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Credit Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Credit Enhancement will be limited. The terms of the Credit Enhancement with respect to a Series, and the conditions under which the Credit Enhancement may be increased, reduced or replaced, are described in the related Prospectus Supplement. See "Risk Factors -- Scope of Certificate Rating" and "Credit Enhancement and Enhancement."

OPTIONAL REPURCHASE.....With respect to each Series of Certificates, the
                           Investor Interest will be subject to optional repurchase by the Transferor on any Distribution Date after the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any, or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs or such other amount specified in the Prospectus Supplement. See "Description of the Certificates -- Final Payment of Principal; Termination."

TAX STATUS..............Except to the extent otherwise specified in the related
                           Prospectus Supplement, Special Counsel to the Transferor will deliver its opinion that under existing law the Certificates of each Series will be characterized as debt for federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS....Under regulations issued by the Department of Labor, the
                           Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Certificates of a Series if certain condi-tions are met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code would apply to all transactions involving the Trust's assets. No assurance can be made with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust assets not to be deemed "plan assets" will be met, although the intention of the underwriters (but not their assurance) as to whether the Certificates of a particular Series will be "publicly-offered securities," and therefore eligible for an ERISA exemption, is set forth in the related Prospectus Supplement. Accordingly, employee benefit plan investors contemplating purchasing interests in Certificates should consult their counsel before making a purchase. See "ERISA Considerations."

CERTIFICATE RATING......It will be a condition to the issuance of the certificates of each Series or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (the rating agency or agencies selected by the Transferor to rate any Series, the "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                        A rating is not a recommendation to buy, sell or hold
                           securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Scope of Certificate Rating."

LISTING.................If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

     Limited Obligations. The Certificates will not represent an interest in or obligation of the Transferor, BankAmerica Corporation (the "Corporation"), Bank of America NT&SA, or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Receivables will be
(i) the obligations (if any) of the Transferor, if applicable, pursuant to certain limited representations and warranties made with respect to the Receivables and (ii) the Servicer's servicing obligations under the Agreement. Neither the Certificates nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality, or by the Transferor, the Corporation, Bank of America NT&SA, or any of their affiliates. PROCEEDS OF THE ASSETS INCLUDED IN THE TRUST (INCLUDING THE RECEIVABLES AND ANY FORM OF ENHANCEMENT) WILL BE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES, AND THERE WILL BE NO RECOURSE TO THE TRANSFEROR, THE CORPORATION, BANK OF AMERICA NT&SA OR ANY OTHER ENTITY IN THE EVENT THAT SUCH PROCEEDS ARE INSUFFICIENT OR OTHERWISE UNAVAILABLE TO MAKE PAYMENTS PROVIDED FOR UNDER THE CERTIFICATES.

     Potential Priority of Certain Liens. While the Transferor will transfer interests in Receivables to the Trust, a court could treat any such transaction as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. The Transferor will represent and warrant in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the related Receivables to the Trust or a grant to the Trust of a security interest in such Receivables. With respect to the Trust, the Transferor will take certain actions as are required to perfect the Trust's security interest in the related Receivables and, with respect to the Trust, will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the related Receivables, the Trustee will have a first priority perfected security interest therein (except for certain tax and other governmental liens), and, with certain exceptions and for certain limited periods of time provided for in the Uniform Commercial Code, in the proceeds thereof (subject, in each case, to certain potential tax or other governmental liens referred to under "Description of the Certificates -- Representations and Warranties"). Nevertheless, if the transfer of Receivables to the Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of any Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed receiver or conservator of the Transferor, the FDIC's administrative expenses may also have priority over the Trust's interest in such Receivables. The existence of such liens or rights of the receiver of the Transferor could delay or reduce the amount payable on the Receivables and result in possible delay or reductions in the amount of payments on the Certificates. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."

     In addition, while the Transferor is the Servicer, cash collections held by the Transferor may, subject to certain conditions, be commingled and used for the benefit of the Transferor prior to the date on which such collections are required to be deposited in the Finance Charge Account and Principal Account as described under "Description of Certificates -- Application of Collections." In the event of the conservatorship or receivership of the Transferor or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders.

     Insolvency or Bankruptcy of Transferor or Other Holder of Transferor Certificate. Positions taken by the Federal Deposit Insurance Corporation ("FDIC") staff prior to the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA") do not suggest that the FDIC, as receiver for the Transferor, would interfere with the timely transfer to the Trust of payments collected on the related Receivables. To the extent that the Transferor will grant a security interest in Receivables to the Trust and that security interest is validly perfected before the Transferor's insolvency and will not be taken in contemplation of insolvency of the Transferor, or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, based upon opinions issued by the general counsel of the FDIC and policy statements of the FDIC, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statements are not binding on the FDIC and if the FDIC were to assert a contrary position, such as by requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the Federal Deposit Insurance Act, as amended ("FDIA"), or were the conservator or receiver to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as the conservator or receiver for the Transferor has the power under the FDIA to repudiate contracts, including secured contracts of the Transferor. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "Actual Direct Compensatory Damages." In the event the FDIC were to be appointed as conservator or receiver of the Transferor and were to repudiate the Agreement, then the amount payable out of available collections to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

     If a conservator or receiver were appointed for the Transferor or other holder of the Transferor Certificate or a bankruptcy or insolvency event were to occur with respect to the Transferor or other holder of the Transferor Certificate, then a Pay Out Event will occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust unless otherwise required by the FDIC as receiver or conservator. In addition, the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each Series of Certificates, or with respect to any Series with more than one Class, of each Class, and the Transferor and each holder of an interest in the Transferor Certificate not subject to the appointment of a conservator or receiver or the occurrence of an insolvency event, and any other person designated by the Transferor in an officer's certificate delivered to the Trustee prior to the Insolvency Event or specified in the related Series Supplement, which may include any provider of Enhancement), thereby causing early termination of the Trust and a loss to Certificateholders of a Series if the net proceeds of such sale allocable to such Series were insufficient to pay the Certificateholders of such Series in full. If a Pay Out Event occurs involving either the bankruptcy or insolvency of the Transferor or other holder of the Transferor Certificate or the appointment of a conservator or receiver for the Transferor, the conservator, receiver or bankruptcy trustee (including another holder of the Transferor Certificate as debtor-in-possession) for the Transferor or other holder of the Transferor Certificate may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, the Rapid Accumulation Period, and may be able to require that new Principal Receivables be transferred to the Trust. Such action could cause delays or shortfalls in the amounts ultimately repaid to Certificateholders. A conservator, receiver or bankruptcy trustee (including another holder of the Transferor Certificate as debtor-in-possession) for the Transferor or other holder of the Transferor Certificate may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series or to prohibit the continued transfer of Principal Receivables to the Trust. In addition, in the event of a Servicer Default relating to the conservatorship, receivership, or insolvency of the Servicer, if no Servicer Default other than such conservatorship, receivership, or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."

     Transferor's Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Transferor does not transfer to the Trust the Accounts, but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts, including changing the annual percentage rate from a fixed-rate to a variable-rate. A decrease in the monthly periodic finance charge and a reduction in credit card or other fees would decrease the effective yield on the Accounts with respect to the Trust and could result in the occurrence of a Pay Out Event with respect to each Series relating to the Trust and the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period with respect to each such Series. Under the Agreement, the Transferor will agree that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not reduce the annual percentage rate of the monthly periodic finance charges assessed on the related Receivables or other fees on the related Accounts if, as a result of such reduction, the Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The terms "Portfolio Yield" and "Base Rate" for each Series will have the meanings set forth in the Prospectus Supplement relating to each such Series. In addition, the Agreement provides that the Transferor may change the terms of the contracts relating to the related Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, credit card fees, and charge offs), if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event for any related Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as or substantially similar to the related Accounts which are subject to such change. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above or in any Prospectus Supplement, there will be no restrictions on the Transferor's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change some or all of the above-mentioned Account terms or other Account terms. Currently, the Transferor has no basis to determine what effect various changes in the terms of the Receivables may have had in the past and has no basis to determine what change in the terms of the Receivables may be made in the future or what effect those changes may have.

     Effects of Consumer Protection Laws. Federal and state consumer protection laws impose requirements on the making and enforcement of consumer loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges and other credit card fees. One effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on the Accounts. If such legislation were to result in a significant reduction in the Portfolio Yield, a Pay Out Event could occur, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period would commence. Certificateholders of an affected Series might then receive principal payments earlier than expected. If the resulting reduction in the Portfolio Yield were significant enough, there could be reductions in payments to Certificateholders of the affected Series. See "Description of the Certificates -- Pay Out Events."

     Pursuant to the Agreement, the Transferor has made a covenant to accept reassignment, subject to certain conditions described under "Description of the Certificates -- Representations and Warranties," of each Receivable that does not comply in all material respects with all requirements of applicable law. The Transferor has made certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the related Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment, subject to certain conditions described under "Description of the Certificates -- Representations and Warranties," of the Receivables affected thereby. Such Receivables will be reassigned to the Transferor without any cost, direct or indirect, incurred by Certificateholders. See "Description of the Certificates -- Representations and Warranties" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other sources to cover any resulting shortfalls in amounts payable to Certificateholders. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

     Effects of Competition in the Credit Card Industry. The credit card industry is highly competitive. As new credit card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor or an Additional Transferor is unable to designate Additional Accounts with respect to the Trust, a Pay Out Event could occur with respect to each Series relating to the Trust, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period with respect to each such Series would commence. Certificateholders might then receive principal payments earlier than expected.

     Timing of Principal Payments Other Than at Expected Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period or a Controlled Accumulation Period for a Series or Class thereof with respect to the Trust will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period for each such Series. Certificateholders might then receive principal payments earlier than expected. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in such monthly payment rate could slow the payment or accumulation of principal for the benefit of Certificateholders during an Amortization Period or Accumulation Period. No assurance can be given that payments of principal will be made as expected during the Controlled Amortization Period or the Principal Amortization Period, or with respect to an Accumulation Period, on the Scheduled Payment Date, as applicable. See "Maturity Assumptions."

     Prepayment Risks Connected with a Pre-Funding Account. With respect to any Series having a Pre-Funding Account, in the event that there is an insufficient amount of Principal Receivables in the Trust at the end of the applicable Funding Period, the Certificateholders of such Series will be repaid principal from amounts on deposit in the Pre-Funding Account (to the extent of such insufficiency) following the end of such Funding Period, as described more fully in the Prospectus Supplement. Such repayment of principal would be prior to the scheduled date of such repayment. As a result of such repayment, Certificateholders would receive a principal payment earlier than they expected. In addition, Certificateholders would not receive the benefit of the applicable Certificate Rate for the period of time originally expected on the amount of such early repayment. There can be no assurance that a Certificateholder would be able to reinvest such early repayment amount at a similar rate of return. If a Certificateholder is not able to reinvest such early repayment amount at the same rate of return or better, the Certificateholder's anticipated yield would be adversely affected. However, a Series with a Pre-Funding Account feature may also require the payment of a prepayment premium in such a circumstance, which would mitigate the adverse effect to the Certificateholder's anticipated yield. See "Description of the Certificates -- Funding Period."

     Effect of Subordination on Class B Certificateholders. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, except in circumstances specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the bankruptcy or insolvency with respect to the Transferor or any other holder of the Transferor Certificate or the appointment of a conservator or receiver for the Transferor or any other holder of the Transferor Certificate, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

     Effect of Geographic Concentration. Unless otherwise specified in the related Prospectus Supplement, the cardholders whose accounts are included in the Trust Portfolio have addresses in all 50 states, the District of Columbia and certain U.S. territories and possessions. However, if a single state or region in the United States contains a high concentration of Receivables within the Trust, events in that state or region may have a magnified effect on the Trust due to such concentration. The Prospectus Supplement relating to a Series to be offered thereby and hereby will set forth a then-current detailed geographic breakdown of the number of Accounts and the amount of Receivables in each state. See "The Receivables -- Geographic Distribution of Account Trust Portfolio" in the related Prospectus Supplement. The Transferor, however, is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent such events may effect the Receivables or the payment of the Certificates.

     Scope of Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement (including amounts payable from any Pre-Funding Account) and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be reduced or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. Such a reduction or withdrawal may affect the price or marketability of the Certificates. However, the Transferor has no basis to determine what specific effects such a reduction or withdrawal might have on any particular Certificateholder or Certificate Owner.

     The Transferor will request a rating of the Certificates offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request.

     Limited Credit Enhancement. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Credit Enhancement is reduced to zero or the Credit Enhancement is otherwise not available to cover a loss, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust and will be more likely to suffer a loss. See "Credit Enhancement."

     Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts in the Trust will have finance charges set at a variable-rate above a designated reference rate or other designated index. A Series of Certificates issued by the Trust may bear interest at a fixed-rate or at a floating-rate based on an index other than such reference rate or other designated index. If there is a decline in such reference rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series may not be similarly reduced. Such an event could result in the occurrence of a Pay Out Event, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period would commence. Certificateholders of an affected Series might then receive principal payments earlier than expected. Conversely, to the extent that Accounts in the Trust bear interest at a fixed-rate and there is an increase in such reference rate or other designated index, amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series may be increased, whereas the amount of collections of Finance Charge Receivables on such Accounts may not be similarly increased.

     Risks of Swaps. The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars or other forms of derivatives to minimize the risk to Certificateholders from adverse changes in interest rates. However, such transactions will not eliminate fluctuations in the value of the Receivables or prevent such losses if the value of the Receivables decline.

     The Trust's ability to hedge all or a portion of its portfolio of Receivables through transactions in Swaps depends on the degree to which interest rate movements in the market generally correlate with interest rate movements in the Receivables.

     The Trust's ability to engage in transactions involving Swaps will depend on the degree to which the Trust can identify acceptable counterparties. There can be no assurance that acceptable counterparties will be available for a specific Swap at any specific time.

     The costs to the Trust of hedging transactions vary among the hedging techniques and also depend on such factors as market conditions and the length of the contract. Furthermore, the Trust's ability to engage in hedging transactions may be limited by tax considerations.

     Swaps are not traded on markets regulated by the Commission or the Commodity Futures Trading Commission, but are arranged through financial institutions acting as principals or agents. In an over-the-counter environment, many of the protections afforded to exchange participants are not available. For example, there are no daily fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Because the performance of over-the-counter Swaps is not guaranteed by any settlement agency, there is a risk of counterparty default.

     The Trust may consider taking advantage of investment opportunities in Swaps that are not presently contemplated for use by the Trust or that are not currently available but that may be developed, to the extent such opportunities are both consistent with the Trust's objectives and legally permissible investments for the Trust. Such opportunities, if they arise, may involve risks that differ from or exceed those involved in the activities described above and will be more fully described in the applicable Prospectus Supplement.

     Master Trust Considerations. The Trust, as a master trust, is expected to issue Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Credit Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency that has rated any outstanding Series issued by the Trust deliver written confirmation to the Trustee that a New Issuance will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. See "Description of the Certificates -- New Issuance."

     Effect of Addition of Trust Assets on Credit Quality. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts having characteristics (including the possibility of certain rebate features) which are different from, or accounts originated using criteria different from those which were applied to, the Accounts designated on the Cut-Off Date related to the Trust or to previously-designated Additional Accounts, because such accounts were originated at a different date or were acquired from another institution. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, the Agreement provides that the Transferor may add Participations to the Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates -- Addition of Trust Assets;" however, there is no mechanism to assure consistent credit quality from time to time. The credit quality of the Certificates are related to the credit quality of the underlying Accounts. In addition, if a decline in the credit quality of the Trust Portfolio were significant enough, it could result in reductions in payment to Certificateholders in an affected Series.

     Certificateholders Have Limited Control of Action Under Agreement. The Certificateholders generally have limited control over the administration of the Trust or the applicable Series. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Series Supplement. However, the Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. See "Description of the Certificates -- Pay Out Events," "-- Servicer Default" and "-- Amendments." Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In such instances, it may be difficult for the Certificateholders of such Series to achieve the results from the vote that they desire.

     Risks Presented by Social, Technological, Legal and Economic
Factors. Changes in use of credit and payment patterns by customers may result from a variety of social, technological, legal and economic factors. Social factors include the public's perceptions of the use of credit cards. Technological factors include new methods of payment such as debit cards. Legal factors include any changes in the current legal structure affecting the relative positions of credit card issuers and obligors under credit card accounts. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Trust Portfolio may have addresses in all 50 states, the District of Columbia and certain U.S. territories and possessions. See "-- Effect of Geographic Concentration." The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological, legal or economic factors in any state will affect future use of credit or repayment patterns.

     Effects of Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

                                   THE TRUST

     The Trust has been formed in accordance with the laws of the State of New York pursuant to the Agreement. The Trust will not engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates, Supplemental Certificates and the Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust and there is no reasonable potential for such need to develop. Furthermore, no such additional capital resources will be available.

                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

     On December 1, 1994, Bank of America NT&SA transferred its credit card accounts and certain related assets to Bank of America National Association ("Bank of America"). A selected portion of these transferred accounts initially constituted the Accounts within the Trust. The Receivables which Bank of America has conveyed and will convey to the Trust pursuant to the Agreement have been generated from transactions made by cardholders of VISA Classic and VISA Gold credit card accounts and Standard MasterCard and Gold MasterCard credit card accounts. The Accounts designated as of the Cut-Off Date were generated under the VISA or MasterCard programs and were originated by Bank of America NT&SA. Bank of America is a member of VISA U.S.A. Inc. and of MasterCard International Incorporated.

     The VISA and MasterCard credit card accounts may be used, and Principal Receivables may be created, in four types of transactions: credit card purchases, cash advances, overdraft protection, and in certain cases, consolidation of outstanding balances of other credit card accounts.

     Each cardholder is subject to an agreement with Bank of America governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, Bank of America reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms of its VISA or MasterCard credit card accounts at any time, including, without limitation, increasing or decreasing the periodic finance charges, or other charges, or the minimum monthly payment requirements.

     The credit evaluation, collection, and charge-off policies and servicing practices of Bank of America, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review by Bank of America and may change at any time in accordance with Bank of America's business judgment, applicable law and guidelines established by regulatory authorities.

     Transactions creating the Receivables through the use of the credit cards are processed through the VISA and MasterCard systems. If either system materially curtails its activities, or if Bank of America ceases to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could occur.

     The Accounts within the Trust are currently serviced by Bank of America. However, Bank of America has delegated the data processing services relating to all of the Accounts to Total System Services, Inc ("TSYS") in Columbus, Georgia. TSYS is a credit, debit and private-label card processing company. Under this delegation, TSYS provides a variety of data processing services to Bank of America, including processing credit slips (drafts), cash advances and accountholder purchases for merchants. Additionally, TSYS stores customer's data files, updates master files daily, and provides master file tapes monthly, makes billing statement calculations, creates statement files, handles the daily posting of transactions to the accounts and handle the daily settlements with MasterCard and VISA.

ORIGINATIONS AND UNDERWRITING

     The Accounts designated as of the Cut-Off Date were principally generated by Bank of America NT&SA through: (1) applications made available to prospective cardholders through a network of branches operated by Bank of America NT&SA and its affiliated banks; (2) direct-mail solicitations on a non-prescreened basis;
(3) applications mailed to customers of Bank of America NT&SA and its affiliates; (4) pre-approved direct-mail solicitations of individuals who were prescreened at credit bureaus on the basis of criteria furnished by Bank of America NT&SA; and (5) consumer-initiated requests.

     When the Accounts designated as of the Cut-Off Date were originated, Bank of America NT&SA was subject to the Corporation's credit policy guidelines which have governed lending activities at all Corporation subsidiaries. The Corporation's credit policy has addressed guiding principles, basic rules, policies, and special requirements to which all Corporation subsidiaries have been held accountable. Before purchasing the Bank of America NT&SA portfolio, Bank of America reviewed the historical performance and seasoning of the portfolio and the policies and practices of Bank of America NT&SA. Bank of America's ongoing compliance with the Corporation's credit policy and governing laws and regulations is frequently reviewed by internal compliance specialists, the Corporation's auditors and external auditors, and regulatory agency personnel. There can be no assurance, however, that Accounts so acquired have been originated in a manner consistent with Bank of America's policies or that the underwriting and qualification of such Accounts conformed with prudent underwriting and qualification standards.

     Bank of America NT&SA's national direct-mail solicitation process employed in the origination of certain of the Accounts designated as of the Cut-Off Date began with a prescreening review to identify creditworthy consumers for a credit card account. As part of the prescreening process, Bank of America NT&SA provided a set of credit history criteria to credit reporting agencies, which in turn generated a list of prospective cardholders with desired attributes. Bank of America NT&SA further refined the list by applying its internal underwriting criteria. These additional criteria were applied using risk analysis models designed to predict the potential credit risk of prospective cardholders. The credit line was based on, among other things, each consumer's credit profile, level of existing and potential indebtedness relative to assumed income and estimated income, and demographic data.

     In the case of an application which was not pre-approved, the credit risk of the applicant was evaluated with a credit scoring system, intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Each application was scored and evaluated based jointly on information reported on the application and by independent credit reporting agencies.

     Cardholder requests for credit line increases are evaluated by Bank of America based on current credit bureau reports, updated application data, and prior account performance. In addition, Bank of America periodically increases credit lines for cardholders meeting specific criteria.

     Each Account is subject to an agreement governing the terms and conditions of the Accounts. In that agreement, Bank of America reserves the right to change or terminate any terms, conditions, services or features of an Account (including, without limitation, increasing or decreasing monthly periodic finance charges, other fees or minimum payments).

CUSTOMER SERVICE

     Customer Service representatives are available seven days a week. Technologies, such as voice-response units for incoming calls, together with multiple tracking and reporting systems, are employed as part of Bank of America's effort to ensure that service standards are achieved and maintained.

INTERCHANGE

     Creditors participating in the VISA and MasterCard associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Transferor may be required, as described in the related Prospectus Supplement, to transfer to the Trust a percentage of the Interchange attributable to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the related Prospectus Supplement, and, unless otherwise provided in the related Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the Servicing Fee to the Servicer.

                                THE RECEIVABLES

     The Receivables conveyed to the Trust will arise in Accounts selected from the Identified Pool on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to the Trust, Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Transferor will represent and warrant to the Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates -- Representations and Warranties."

     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                              MATURITY ASSUMPTIONS

     For each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during an Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement specifies when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

     No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Identified Pool and the Trust Portfolio, as applicable. There can be no assurance that future performance will be consistent with such historical data.

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs and the Rapid Amortization Period commences, the average life and maturity of such Series of Certificates could be significantly reduced.

     Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during an Amortization Period or an Accumulation Period or on any Scheduled Payment Date, as applicable, or a Pay Out Event may occur which could initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                USE OF PROCEEDS

     The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes or for such other purpose specified in the Prospectus Supplement.

        BANKAMERICA CORPORATION AND BANK OF AMERICA NATIONAL ASSOCIATION

     BankAmerica Corporation (the "Corporation") is a multi-bank holding company which was incorporated in Delaware in 1968. Bank of America National Association ("Bank of America"), a wholly-owned subsidiary of the Corporation, was formed in 1989 and is headquartered in Phoenix, Arizona. Bank of America is a national bank organized under the laws of the United States and regulated primarily by the Office of the Comptroller of the Currency. Bank of America National Trust and Savings Association ("Bank of America NT&SA"), a wholly-owned subsidiary of the Corporation, was formed in 1904. In addition to Bank of America and Bank of America NT&SA, the Corporation holds investments in other subsidiaries which provide a variety of financial services, including commercial and consumer lending, investment banking, securities trading, and investment advisory services.

     On December 1, 1994, Bank of America NT&SA transferred its credit card accounts and certain related assets to Bank of America. A selected portion of these transferred accounts initially constituted the Accounts within the Trust. Bank of America's activities are primarily related to credit card lending.

     The Prospectus Supplement for each Series of Certificates contains additional information, including financial information, relating to the Corporation and Bank of America.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. Each Series will be issued pursuant to the Agreement entered into by Bank of America and the Trustee and a Series Supplement to the Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement and Series Supplement.

GENERAL

     The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, the Investor Interest on any date generally will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date, except that the Investor Interest of any pre-funded Series may increase upon the transfer of additional Principal Receivables to the Trust or the reduction of the Investor Interest or the Adjusted Investor Interest of another Series. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments or deposits of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") or otherwise as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     For each Series of Certificates, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from the Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the Agreement and Prospectus Supplement, the Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See
"-- Certain Matters Regarding the Transferor and the Servicer."

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor Interest in the Trust may also be reduced as the result of a New Issuance. See "-- New Issuance."

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 34 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described under "-- Definitive Certificates."

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee, except that distributions made with respect to Certificates registered in the name of the nominee of a clearing agency will be made in immediately available funds. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

THE TRANSFEROR CERTIFICATE; ADDITIONAL TRANSFERORS

     The Agreement provides that the Transferor may instruct the Trustee to issue one or more additional certificates (each, a "Supplemental Certificate") which, together with the Transferor Certificate, will represent the Transferor Interest. Each Supplemental Certificate will be issued to a person designated by the Transferor upon the execution and delivery of a supplement to the Agreement (which supplement will be subject to the amendment section of the Agreement to the extent that it amends any of the terms of the Agreement; see
"-- Amendments"); provided, however, that (a) the Transferor shall have given written notice to each Rating Agency of the issuance of such Supplemental Certificate, (b) the Transferor Interest (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such issuance and (c) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee and each Rating Agency an opinion of counsel, dated the date of such transfer, to the effect that such transfer does not adversely affect the conclusions reached in any of the Tax Opinions delivered in connection with the issuance of any applicable Series of Certificates. Any transfer of a Supplemental Certificate is subject to the condition set forth in clause (b) above.

     Bank of America may designate affiliates of Bank of America to be included as a Transferor (each, an "Additional Transferor") under the Agreement (by means of an amendment to the Agreement that will not require the consent of any Certificateholder; see "-- Amendments") and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferor Interest; provided, however, that (i) the conditions set forth in the preceding paragraph with respect to the issuance of a Supplemental Certificate shall have been satisfied with respect to such designation and exchange and (ii) any applicable condition described in "-- Addition of Trust Assets" shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Transferor to the Trust. Following the inclusion of an Additional Transferor, the Additional Transferor will be treated in the same manner as a Transferor and each Additional Transferor generally will have the same obligations and rights as a Transferor described herein.

     The Transferor Certificate (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" of which the Corporation is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided, however, that (i) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "Transferor" for certain purposes including for purposes of the discussion under "-- Pay Out Events."

INTEREST PAYMENTS

     For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding Monthly Period or Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof describes the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

     Except in the circumstances specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement describes the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     With respect to the Trust, the Transferor assigned, at the time of formation of the Trust, all of its right, title and interest in and to the Receivables in the related Accounts and all Receivables thereafter created in such Accounts.

     In connection with each transfer of Receivables to the Trust, the Transferor will indicate in its computer files that the related Receivables have been conveyed to the Trust. In addition, the Transferor will provide to the Trustee, with respect to the Trust, computer files or microfiche lists, containing a true and complete list showing each related Account, identified by account number and by total outstanding balance on the date such accounts were designated for inclusion in the Trust. The Transferor will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file, with respect to the Trust, Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of applicable state law. See "Risk Factors -- Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables."

NEW ISSUANCE

     The Agreement provides for the Trustee to issue three types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below, (ii) the Transferor Certificate, a certificate which, together with the Supplemental Certificates outstanding, if any, evidences the Transferor Interest, which Transferor Certificate initially will be held by the Transferor and will be transferable only as provided in the Agreement and (iii) one or more Supplemental Certificates, which if issued, would relate to the Transferor Interest in that they would be entitled to a portion of amounts allocable to the Transferor Interest and would be transferable as provided in the Agreement. Pursuant to the Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series of Certificates, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by the Trust. However, as a condition of a New Issuance, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the New Issuance will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     The holder of the Transferor Certificate may permit a New Issuance and define Principal Terms such that each Series issued under the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Credit Enhancement, the holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the

Transferor Certificate will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of New Issuances that may be performed under the Agreement.

     A New Issuance may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the holder of the Transferor Certificate may permit a New Issuance by notifying the Trustee at least 3 days in advance of the date upon which the New Issuance is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the New Issuance and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and
(iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Agreement provides that on the date of the New Issuance the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) a Tax Opinion, (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it and (vi) an officer's certificate of the Transferor to the effect that after giving effect to the New Issuance the Transferor would not be required to add Additional Accounts pursuant to the Agreement and the Transferor Interest would be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will authenticate the new Series.

REPRESENTATIONS AND WARRANTIES

     The Transferor has made in the Agreement, certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Transferor was duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account. If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by the Certificateholders holding not less than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding not less than 50% of the Investor Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period.

     The Transferor has made in the Agreement, representations and warranties to the Trust relating to the Receivables in the Trust to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by the Trust, each of the Receivables then existing is an Eligible Receivable and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable, and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien (except for certain tax, governmental and other nonconsensual liens), the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. Certificateholders will not incur any costs, direct or indirect, relating to any such reassignment to the Transferor.

     The Transferor has made in the Agreement, representations and warranties to the Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by the Trust (a) the Agreement constitutes a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax, governmental and other nonconsensual liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount or the Collateral Interest, if any, for each Series outstanding under the Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount or the Collateral Interest, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. If the Trustee or

Certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders. Certificateholders will not incur any costs, direct or indirect, related to the reassignment of the Trust Portfolio to the Transferor.

     An "Eligible Account" will be defined to mean, as of the relevant Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), each Account owned by the applicable Transferor (a) which was in existence and maintained with such Transferor, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by such Transferor as cancelled, counterfeit, bankrupt, fraudulent, stolen or lost and (e) which has not been charged off by such Transferor in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. Under the Agreement, the definition of Eligible Account may be changed by amendment to the Agreement without the consent of the related Certificateholders if (i) each of the related Transferors delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of such Transferors, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

     An "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor that transferred such Receivable to the Trust, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to such Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by such Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by such Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, such Transferor or the Trust had good and marketable title free and clear of all liens and security interests arising under or through such Transferor (other than certain tax liens for taxes not then due or which such Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" or a "general intangible" under Article 9 of the applicable Uniform Commercial Code.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. However, the Servicer will, with respect to the Trust, deliver to the Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF TRUST ASSETS

     As described above under "The Receivables," the Transferor will have the right to designate for the Trust, from time to time, additional Accounts to be included as Accounts with respect to the Trust ("Designated Additional Accounts"). In addition, the Transferor will be required to include Designated Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferor will convey to the Trust its interest in all Receivables of such Designated Additional Accounts, whether such Receivables are then existing or thereafter created. This feature permits the Transferor to increase the amount of Principal Receivables in the Trust over the amount that would otherwise be included, thereby permitting the issuance of additional Series or avoiding the occurrence of certain Pay Out Events with respect to existing Series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

     The Transferor may from time to time, at its sole discretion, designate that all Eligible Accounts arising in the Identified Pool (or a specified portion thereof) during a specified period be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph. Unless each Rating Agency otherwise consents, no Automatic Additional Accounts may be designated for addition to the Trust if the number of Automatic Additional Accounts plus the number of Designated Additional Accounts added voluntarily as specified above, without prior Rating Agency approval, shall (i) with respect to any three consecutive Monthly Periods, exceed 15% of the number of Accounts at the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or, the Cut-Off Date, whichever is later) or (ii) with respect to any twelve Monthly Periods, exceed 20% of the number of Accounts as of the first day of such twelve Monthly Periods (or, the related Cut-Off Date, whichever is later) (the "Aggregate Addition Limit"). If the Transferor or any Additional Transferor includes Automatic Additional Accounts in the Trust, in each calendar quarter on or before March 31, June 30, September 30 and December 31 of each calendar year beginning after the initial inclusion of Automatic Additional Accounts, or more frequently if required by any Rating Agency, the Transferor shall deliver to the Trustee and each Rating Agency an opinion of outside counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding three-month period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferor and any Additional Transferor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or such Accounts are removed from the Trust. The Transferors may only include as Automatic Additional Accounts revolving credit card accounts either (i) originated by the Transferor, any Additional Transferor or any affiliate of the Transferor or any Additional Transferor and (ii) of a type previously included as Accounts. Additions of Participations must also comply with such conditions. Automatic Additional Accounts and Designated Additional Accounts relating to any Addition are collectively referred to herein as "Additional Accounts."

     The applicable Transferor will represent that each Additional Account is an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from an institution which may have had different credit criteria.

     If so specified in the Prospectus Supplement relating to a Series, in addition to or in lieu of Additional Accounts, the Transferor under the Agreement is permitted to add to the Trust, participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. To the extent that such Participations encompass previously issued credit-card or other asset-backed securities, such securities (i) either will have been previously registered under the Securities Act or will have been held for the "holding period" prescribed by Rule 144(k) under the Securities Act and (ii) will have been acquired in a bona fide secondary market transaction, rather than from the issuer thereof or one of such issuer's affiliates, or such securities will have otherwise been acquired in compliance with the Securities Act. The Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

     A conveyance by the Transferor to the Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others (provided, that the following conditions (other than the delivery of a written assignment as described in clause (ii) and the making of representations and warranties in clause (iii)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Transferor shall have delivered to the Trustee a computer file or microfiche list on the date of such Assignment, containing a true and complete list of such Additional Accounts (other than Automatic Additional Accounts) or Participations; (iii) the Transferor shall make certain representations and warranties that (x) each Additional Account is, as of its date of designation for inclusion in the Trust, an Eligible Account, and each Receivable in such Additional Account is, as of its date of designation for inclusion in the Trust, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the related Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Identified Pool, and (z) as of the Addition Date, the Transferor or the applicable Additional Transferor, as the case may be, is not insolvent; (iv) the Transferor shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust and (v) under certain circumstances with respect to Additional Accounts, and in all cases with respect to Participations, the Transferor shall have received notice from each Rating Agency then rating any Series of Certificates outstanding under the Trust that the addition of such Additional Accounts or Participations will not result in the reduction or withdrawal of its then existing rating of any Series of Certificates outstanding under the Trust.

     In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of the Trust.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the related Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Trust. This feature is intended to permit the Transferor to obtain unencumbered ownership of Receivables not needed to support any Series of Certificates. Certificateholders will not incur any cost, direct or indirect, as a result of the exercise of this feature. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur; (ii) the Transferor shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) none of (a) the Receivables are more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 60 days, (b) the Receivables are more than 7% delinquent by estimated principal balance and the weighted average delinquency of such Receivables does not exceed 90 days or (c) the Receivables are more than the specified percentage delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed the number of days specified in the related Prospectus Supplement; (iv) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under the Trust were utilized in selecting the Removed Accounts to be removed from the Trust; (v) each Rating Agency then rating each Series of Certificates outstanding under the Trust shall have received notice of such proposed removal of Accounts and the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then-current rating for any such Series; (vi) the aggregate amount of Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified; (vii) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the related Prospectus Supplement) of the aggregate amount of the Principal Receivables in the Trust at such time; provided, however, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the Investor Interest as of the last day of the Revolving Period or Full Investor Interest, as applicable, of such Series; (viii) such other conditions as are specified in the related Prospectus Supplement; and (ix) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses
(i) through (viii) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account, without the consent of the Trustee, Certificateholders or Rating Agencies, any Account that has a zero balance and which the Transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

     For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain, or cause to be maintained, fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be commercially reasonable from time to time.

DISCOUNT OPTION

     The Transferor may at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in certain Additional Accounts, if any, designated on or prior to the related Addition Date with respect to the Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency of its then current rating on each outstanding Series of the Trust. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Such feature is intended to permit the Transferor to increase the Portfolio Yield and thereby decrease the risk of the occurrence of a Pay Out Event.

TRUST ACCOUNTS

     The Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Agreement provides that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the Transferor). The Servicer will establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution," defined as a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof (including the District of Columbia), which at all times has a short-term unsecured debt rating of P-1 by Moody's Investors Service, Inc. ("Moody's"), A-1+ by Standard & Poor's Ratings Services ("Standard & Poor's") and F-1 by Fitch IBCA, Inc. ("Fitch") (if then rated by Fitch) or, if such depository institution shall have corporate trust powers and shall maintain the Trust account as a fully segregated trust account with the trust department, a long-term unsecured debt obligation rating of Baa3 by Moody's or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies. Funds in the Principal Account and the Finance Charge Account for the Trust will be invested, at the direction of the Servicer, in (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit or short-term deposits of which have the highest rating from Fitch (if rated by Fitch), Moody's and Standard & Poor's, (iii) commercial paper, bank notes or any other debt obligation having, at the time of the Trust's investment, a rating in the highest rating category from Fitch (if rated by Fitch), Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above and certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corporation and (v) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings, if any, of the Certificates then outstanding, provided, that such investment will not cause the Trust to be treated as an investment company within the meaning of the Investment Company Act of 1940, as amended (such investments, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor or used for another purpose if specified in the related Prospectus Supplement. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. The Trustee will initially be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

     For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests or the Adjusted Investor Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Trust or as the Investor Interests or the Adjusted Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement. See "-- Addition of Trust Assets." This feature is intended to permit the Transferor to issue a new Series of Certificates at an opportune time, if the Investor Interests or Adjusted Investor Interests of existing Series are expected to be reduced or additional Receivables are expected to be included in the Trust at a subsequent time. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. If the Investor Interest does not equal the Full Investor Interest by the end of the Funding Period, Certificateholders of the affected Series will receive principal repayments prior to the expected date of receipt. See "Risk Factors -- Prepayment Risks Connected with a Pre-Funding Account." Any designation of Additional Accounts (or Participations) during the Funding Period will be subject to the same conditions and protections applicable at any other time.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the related Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

     Monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     For the Trust, the Servicer will allocate between the Investor Interest of each Series issued and outstanding by the Trust (and among each outstanding Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series specifies the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentages) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement specifies the method of allocation between each Class.

     The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

     Except as otherwise provided below, the Servicer will deposit into the Collection Account for the Trust no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Bank of America remains the Servicer under the Agreement, and
(a)(i) the Servicer provides to the Trustee a letter of credit (or other credit support) covering risk collection of the Servicer and (ii) the Transferor shall have received a notice from each Rating Agency that such letter of credit would not result in the lowering of such Rating Agency's then-existing rating of the related Series (and if the Trust has issued more than one series, any Series of certificates previously-issued and then-outstanding thereunder), or (b) the Servicer has and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by the FDIC, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

     Notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any applicable series account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

     The Servicer will withdraw the following amounts, in the priority indicated, from the Collection Account for application as indicated unless the related Prospectus Supplement specifies otherwise:

          (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate, or, if applicable, the holder of any Supplemental Certificate;

          (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

          (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Transferor Interest is reduced to zero, the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust;

          (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Interest is reduced to zero, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust; and

          (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

     In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

     Any amounts collected in respect of Principal Receivables and not paid to the Transferor because the Transferor Interest is zero as described above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described above under "-- Representations and Warranties" and below under "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs," will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the Trust in the manner and order of priority specified in the related Prospectus Supplement.

GROUPS OF SERIES

     The Agreement provides that the Transferor may create certain groups of Series (each a "Group"). These Groups will consist of (a) a single Shared Excess Principal Collections Group and (b) any number of Shared Excess Finance Charge Collections Groups. The Certificates of a Series may be designated by the Transferor to be included in the Shared Excess Principal Collections Group and/or one of the Shared Excess Finance Charge Collections Groups. That designation, if any, will be made by the Transferor, at its sole discretion, prior to the issuance of each Series and if any Series is designated by the Transferor to be included in any Group or Groups, such designation will be provided for in the Prospectus Supplement relating to any Series of Certificates so designated.

     To the extent that a Series of Certificates is included in the Shared Excess Principal Collections Group, Shared Excess Principal Collections with respect to such Group will be available to such Series, as described below under "-- Shared Excess Principal Collections" and under "Description of the Certificates -- Shared Excess Principal Collections" in the Prospectus Supplement relating to such Series of Certificates. To the extent that a Series of Certificates is included in a Shared Excess Finance Charge Collections Group, Shared Excess Finance Charge Collections with respect to such Group will be available to such Series, as described below under "-- Shared Excess Finance Charge Collections" and under "Description of the Certificates -- Shared Excess Finance Charge Collections" in the Prospectus Supplement relating to such Series of Certificates.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any Series offered hereby may be included in a Shared Excess Finance Charge Collections Group. The Prospectus Supplement relating to a Series specifies whether such Series is included in a Shared Excess Finance Charge Collections Group and identifies any previously issued Series included in such Shared Excess Finance Charge Collections Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Shared Excess Finance Charge Collections Group or any Class thereof may be entitled to receive all or a portion of the Shared Excess Finance Charge Collections (as defined in the Prospectus Supplement relating to each applicable Series) with respect to all other Series within such Shared Excess Finance Charge Collections Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class; provided, however, that the application of Shared Excess Finance Charge Collections among any Series within any Shared Excess Finance Charge Collections Group will cease if the Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, the continued application of Shared Excess Finance Charge Collections with respect to any applicable Shared Excess Finance Charge Collections Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee with respect to any Shared Excess Finance Charge Collections Group, there will not be any further sharing of Excess Finance Charge Collections among the Series included in such Shared Excess Finance Charge Collections Group. In all cases, any Shared Excess Finance Charge Collections with respect to any Shared Excess Finance Charge Collections Group remaining after covering any shortfalls with respect to all outstanding Series within such Shared Excess Finance Charge Collections Group will be paid to the holder of the Transferor Certificate. The application of Shared Excess Finance Charge Collections among the Series included in a Shared Excess Finance Charge Collections Group permits amounts with respect to such Series that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of the Series within the related Shared Excess Finance Charge Collections Group that would otherwise experience shortfalls, if any, in amounts payable from collections of Finance Charge Receivables allocable to, or from Enhancement relating to, such Series. See "-- Application of Collections" and "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

     While any Series offered hereby may be designated by the Transferor to be included within a Shared Excess Finance Charge Collections Group, there can be no assurance that (a) any other Series will be designated by the Transferor to be included within the same Shared Excess Finance Charge Collections Group, (b) there will be any Shared Excess Finance Charge Collections with respect to any other Series within such Shared Excess Finance Charge Collections Group, (c) any agreement relating to any Enhancement will not be amended in such a manner as to increase payments to the providers of such Enhancement and thereby decrease the amount of Shared Excess Finance Charge Collections available from such Series or
(d) the Transferor will not, at any time, deliver a certificate as to adverse regulatory implications as described above. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the application of Shared Excess Finance Charge Collections among the Series included within the applicable Shared Excess Finance Charge Collections Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

SHARED EXCESS PRINCIPAL COLLECTIONS

     If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Excess Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Excess Principal Collections may be among Series within the

Shared Excess Principal Collections Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated. This feature permits amounts that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of Series of Certificates that would otherwise experience a shortfall or delay in the payment of principal thereon.

     While any Series offered hereby may be designated by the Transferor to be included within the Shared Excess Principal Collections Group, there can be no assurance that (a) any other Series will be designated by the Transferor to be included within the Shared Excess Principal Collections Group or (b) there will be any Shared Excess Principal Collections with respect to any other Series within the Shared Excess Principal Collections Group.

PAIRED SERIES

     If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with a Paired Series issued by the Trust. As the Investor Interest of the Series having a Paired Series is reduced, the Investor Interest or Adjusted Investor Interest (as defined in the related Prospectus Supplement), as the case may be, in the Trust of the Paired Series will increase by an equal amount. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when the Series is in a Controlled Amortization Period or a Controlled Accumulation Period, the percentage used for allocating collections of Principal Receivables for such Series and for the Paired Series will be reset as provided in the related Prospectus Supplement. The effects of this feature will be discussed in the Prospectus Supplement relating to a Paired Series.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     For each Series of Certificates, on or before the second business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the Aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Aggregate Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Aggregate Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of Senior Certificates to make up any Aggregate Investor Default Amount allocable to such holders of Senior Certificates.

     With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any Aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement describes the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

     If the Servicer adjusts the amount of any Principal Receivable (a) because of transactions occurring in respect of a rebate or refund to a cardholder (including any rebates arising under a rebate program), (b) because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder or services successfully disputed by a cardholder or (c) because such Principal Receivable was transferred to a credit card account outside of the Trust, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event any such reduction would cause the Transferor Interest to be a negative number, the Transferor shall make a deposit into the Principal Account in immediately available funds in an amount equal to the deficiency.

DEFEASANCE

     If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) an Opinion of Counsel with respect to such deposit and termination to the effect that it will not cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation. Upon any such deposit, holders of Certificates of the affected Series could recognize taxable gain for federal income tax purposes to the extent that the value of the related Certificate exceeds its tax basis therein, but would in no event be allowed to deduct a taxable loss for such purposes. See "Federal Income Tax Consequences -- Sale or Exchange of Certificates."

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

     The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement specifies the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

     Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) June 30, 2026 or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

PAY OUT EVENTS

     As described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

          (a) certain events of insolvency, receivership or bankruptcy relating to the Transferor, an Additional Transferor or another holder of the Transferor Certificate (each, an "Insolvency Event" with respect to the related Transferor);

          (b) the Transferor or any Additional Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

          (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for the Transferor, an Additional Transferor or another holder of the Transferor Certificate or a bankruptcy or Insolvency Event were to occur with respect to the Transferor, an Additional Transferor or another holder of the Transferor Certificate, on the day any such event occurs the Transferor and any Additional Transferor will immediately cease to transfer Principal Receivables and discount option receivables to the Trust and promptly give notice to the Trustee of such event and the Agreement and the Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described in the Agreement. Within 15 days, the Trustee will publish a notice of the termination of the Trust and the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or, with respect to any Series with more than one Class, of each Class) and the Transferor, each Additional Transferor (other than the Transferor that is the subject of such Insolvency Event) and each holder of an interest in the Transferor Interest (including any holder of a Supplemental Certificate) not subject to the appointment or Insolvency Event, and any other person designated by the Transferor or an Additional Transferor in an officer's certificate delivered to the Trustee prior to the Insolvency Event or specified in the related Series Supplement, which may include any provider of Enhancement, to the effect that such Persons disapprove of the liquidation of the Receivables and wish to reconstitute the Trust pursuant to the terms of the Agreement (as amended in connection with such reconstitution), the Trustee will promptly sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. If the Trustee is instructed not to liquidate the Receivables as described in the preceding sentence, the Trustee will retain the Receivables and apply collections thereon in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables and any Participation will be immediately deposited in the related Collection Account and allocated as specified above in "-- Application of Collections" and in the related Prospectus Supplement. The foregoing provisions have been included in the Agreement for reasons related to the possible treatment of the Trust as a partnership for federal income tax purposes. The IRS has issued proposed regulations that, if adopted as final regulations, would make the foregoing provisions unnecessary. The amendment provisions of the Agreement, therefore, allow the Trustee and the Servicer to amend the Agreement, without the consent of any of the Certificateholders, to eliminate such provisions upon (i) the adoption of final regulations whose applicable provisions are substantially the same as the corresponding provisions of the proposed regulations and (ii) the receipt of an opinion that the deletion of such provisions will not adversely affect the ability of the Trust to be characterized as a partnership for federal income tax purposes. The rights of Certificateholders to vote on whether to continue or dissolve the Trust (or any Series thereof) upon the insolvency of the Transferor could therefore be eliminated without Certificateholders having any right to prevent such elimination.

     If the only Pay Out Event to occur is either the insolvency of the Transferor or an Additional Transferor or the appointment of a conservator or receiver for the Transferor or an Additional Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Risk Factors -- Insolvency or Bankruptcy of Transferor or Other Holder of Transferor Certificate" and "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the related Prospectus Supplement. The portion of the Servicing Fee allocated to the Certificates of each Series will be funded from collections of Finance Charge Receivables allocated to the related Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for the Trust will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by the Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the related Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the related Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

     The Agreement provides that the Servicer will indemnify the Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement,
(b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders,
(c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Accounts or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

     In addition, the Agreement provides that, subject to certain exceptions, the Transferor will agree to be liable to an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates) arising out of or based upon each of the arrangements created by the Agreement and the actions of the Servicer as though the Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor is a general partner.

     The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

     The Agreement provides that the Transferor may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each outstanding Series as debt for federal income tax purposes.

     Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the

Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Agreement and in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such successor Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to acquire the Receivables on terms equivalent to the best offer as determined by the Trustee.

     "Servicer Default" under the Agreement refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer; or

          (e) such other event specified in the related Prospectus Supplement.

     Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Transferor and the holders of Certificates of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the agent making payments to the Certificateholders (the "Paying Agent") will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (b) the amount of such distribution allocable to interest on the Certificates, (c) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (d) the aggregate amount of Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date,
(e) the aggregate outstanding balance of Accounts which are 30 or more days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the Aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (g) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of the Servicing Fee allocated to the Certificates for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount available under any Enhancement (including any Credit Enhancement) as of the close of business on such Distribution Date, (j) the aggregate amount of collections on Finance Charge Receivables processed during the preceding Monthly Period or Periods since the last Distribution Date, (k) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date, and (l) certain information relating to the floating or variable Certificate Rates, if applicable, for the Interest Period relating to such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

     On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides that on or before March 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the Agreement during the period covered by such report (which shall be the period from January 1 (or for the initial period, the relevant Closing
Date) of the preceding calendar year to and including December 31 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

     The Agreement and any Series Supplement (unless, with respect to a Series Supplement, otherwise specified in the related Prospectus Supplement) may be amended by the Transferor, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose; provided, however, that (i) the Transferor delivers an officer's certificate to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. The Agreement and any related Series Supplement may be amended by the Transferor (and, if applicable, any Additional Transferor being designated), the Servicer and the Trustee, without the consent of the Certificateholders of any Series then outstanding, to provide for additional Enhancement or substitute Enhancement with respect to a Series, to change the definition of Eligible Account, to provide for the designation of an Additional Transferor, or to provide for the addition to the Trust of a Participation, provided, that (i) the Transferor (and, if applicable, any Additional Transferor being designated) delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor (and such Additional Transferor as applicable), such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

     The Agreement and the related Series Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interests for all Series of the Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables or Participations from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the Agreement and any Series Supplement.

     Additionally, the Agreement and any Series Supplement may be amended by the Servicer and the Trustee at the direction of the Transferor without the consent of any of the Certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Agreement and any Series Supplement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election. See "Federal Income Tax Consequences -- Treatment of the Trust -- Newly Enacted Legislation." It is a condition to any such amendment that each Rating Agency will have notified the Transferor, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. The amendments which the Transferor may make in connection with any election described above without the consent of Certificateholders may include, without limitation, the elimination of any sale of Receivables and termination of the Trust upon the occurrence of an event of receivership or insolvency with respect to the Transferor, an Additional Transferor or other holder of the Transferor Certificate. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."

     Additionally, the Agreement and any Series Supplement may be amended by the Servicer and the Trustee at the direction of the Transferor without the consent of any of the Certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Trust of all or any portion of the Receivables to be derecognized under generally accepted accounting principals ("GAAP") by the Transferor or (b) the Trust to avoid becoming a member of any Transferor's consolidated group under GAAP, and (ii) in connection with any such addition, modification or elimination, without limiting the generality of the foregoing clause (i), to cause the Receivables to be transferred by a Transferor first to a bankruptcy remote Affiliate and from such Affiliate to the Trust; provided, however, that it is a condition to any such amendment that (i) the Transferor delivers an officer's certificate to the Trustee to the effect that such amendment meets the requirements set forth in this paragraph and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. In addition, the Agreement may be amended as described above under "-- Pay Out Events."

LIST OF CERTIFICATEHOLDERS

     With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See
"-- Book-Entry Registration" and "-- Definitive Certificates" above.

THE TRUSTEE

     The Prospectus Supplement for each Series will specify the Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of

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

such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                       CREDIT ENHANCEMENT AND ENHANCEMENT

GENERAL

     For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein. The initial form of Credit Enhancement, with respect to any Series of Certificates, will be determined by the Transferor prior to the issuance of such Certificates, based principally on the alternative costs of the various forms of Credit Enhancement prevailing at that time.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement includes a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced, (d) any material provision of any agreement relating to such Credit Enhancement and (e) the allocation (if any) of Trust assets to the related Credit Enhancement Provider. Additionally, the related Prospectus Supplement may set forth certain information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement sets forth any applicable information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement specifies the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

     The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement sets forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Account or the Cash Collateral Guaranty, as applicable.

COLLATERAL INTEREST

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to

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

certain conditions specified in the related Prospectus Supplement, by the application of collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement sets forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or from the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

INTEREST RATE SWAPS AND RELATED CAPS, FLOORS AND COLLARS

     The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars or other forms of derivatives to minimize the risk to Certificateholders from adverse changes in interest rates (collectively, "Swaps").

     An interest rate Swap is an agreement between two parties ("counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical Swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating-rate based on one or more reference interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate, or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating-rate obligation based upon one reference interest rate (such as LIBOR) for a floating-rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

     The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they may be less liquid than other Swaps. There can be no assurance that the Trust will be able to enter into or offset Swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of a Swap may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate or offset a Swap on favorable terms.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Transferor will represent and warrant in the Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor also will represent and warrant in the Agreement that in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates -- Representations and Warranties."

     The Transferor will represent as to Receivables to be conveyed, that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and perfection of the Trust's interest in the Receivables and protection of the Receivables from subsequent creditors or transferees of the Transferor will be determined pursuant to general principles of common law. Under such common law principles, the Trust's interest in the Receivables should be superior to the interests of such subsequent creditors or transferees except to the extent any such creditor or transferee acts in good faith without knowledge or reason to know of the Trust's interest in the Receivables and either obtains payment of the Receivables, obtains judgment against the obligors under the Receivables, enters into a new contract by novation with the obligors or possesses a writing customarily accepted as a symbol or evidence of the Receivables. Actions required to be taken by the Transferor and Trustee pursuant to the Agreement should provide such subsequent creditor or transferee with knowledge or reason to know of the Trust's interest in the Receivables.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor has made a representation and warranty that it transferred the Receivables to the Trust free and

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

clear of the lien of any third party. In addition, the Transferor has made a covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as conservator or receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable. If a conservatorship or receivership proceeding were to be commenced involving the Transferor and the conservator or receiver of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be characterized as the grant of a security interest in such Receivables, then delays in distributions on the Certificates and reductions in such distributions could result. In addition, while the Transferor is the Servicer, cash collections held by the Transferor may, subject to certain conditions, be commingled and used for the benefit of the Transferor prior to the date on which such collections are required to be deposited in the Finance Charge Account and Principal Account as described under "Description of Certificates -- Application of Collections." In the event of the conservatorship or receivership of the Transferor or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Transferor is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Transferor upon the occurrence of certain events relating to the Transferor's financial condition.

     The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. Positions taken by the FDIC prior to the passage of FIRREA do not suggest that the FDIC, if appointed as conservator or receiver for the Transferor, would interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of related Receivables, as described below. To the extent that the Transferor has granted a security interest in related Receivables to the Trust, and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of the insolvency of the Transferor, or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, based upon opinions issued by the general counsel of the FDIC and policy statements of the FDIC, such security interest should not be subject to avoidance by the FDIC. However, such opinions and policy statements are not binding on the FDIC and if the FDIC were to assert a contrary position, such as by requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or were the conservator or receiver to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed, as conservator or receiver for the Transferor, has the power under the FDIA to repudiate contracts, including secured contracts of the Transferor. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Transferor and were to repudiate the Agreement, then the amount payable out of available collections to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

     If a conservator or receiver were appointed for the Transferor or other holder of the Transferor Certificate or a bankruptcy or insolvency event were to occur with respect to the Transferor or other holder of the Transferor Certificate, then the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Trust. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust

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

on and after any such appointment or insolvency event, unless otherwise required by the FDIC as receiver or conservator. In addition, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating not less than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class) and the Transferor and each holder of an interest in the Transferor Interest not subject to the appointment or insolvency event, and any other person designated by the Transferor in an officer's certificate delivered to the Trustee prior to the appointment or insolvency event or specified in the related Series Supplement, which may include any provider of Enhancement, or unless otherwise required by the FDIC as receiver or conservator. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders or, if so specified in the related Prospectus Supplement, collected and held for the benefit of Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the appointment of a conservator or receiver for, or the insolvency of, the Transferor or other holder of the Transferor Certificate, or a bankruptcy or insolvency event with respect to the Transferor or other holder of the Transferor Certificate, the conservator, receiver or bankruptcy trustee (including another holder of the Transferor Certificate as debtor-in-possession) for the Transferor or other holder of the Transferor Certificate may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period, and may be able to require that new Principal Receivables be transferred to the Trust. In addition, a conservator, receiver or bankruptcy trustee (including another holder of the Transferor Certificate as debtor-in-possession) for the Transferor or other holder of the Transferor Certificate may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. See "Description of the Certificates -- Pay Out Events." In addition, in the event of a Servicer Default relating to the conservatorship, receivership, or insolvency of the Servicer, if no Servicer Default other than such conservatorship, receivership, or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement.

CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Transferor, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will warrant in the Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer will also agree in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a

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

discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates -- Representations and Warranties."

     Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in the Trust.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any related Receivables being written off as uncollectible when the amount available under any Credit Enhancement is equal to zero. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate, which is based on the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Transferor ("Special Counsel"). This discussion represents the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Transferor, subject to the qualifications set forth herein. Orrick, Herrington & Sutcliffe LLP has prepared and reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

     For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business. The term "non-U.S. Certificate Owner" means any person other than a U.S. Certificate Owner.

     The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificate (i.e., any excess of the principal amount of the Certificate over its issue price) does not exceed a de minimis amount (i.e.,
0.25 percent of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. Moreover, the discussion assumes that the Certificates are of a type, as set forth below, which counsel is of the opinion will be debt for federal income tax purposes. The applicable Prospectus Supplement will set forth a discussion of any additional material tax consequences with respect to Certificates not conforming to the foregoing assumptions.

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

TREATMENT OF THE CERTIFICATES AS DEBT

     The Transferor will express in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferor, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Agreement is generally ambiguous in characterizing the transfer of Receivables, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on its analysis of such factors, Special Counsel is of the opinion that, under current law, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates will not constitute an ownership interest in the Receivables but will properly be characterized as debt.

TREATMENT OF THE TRUST

     General. The Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Transferor Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferor (or other holder of the Transferor Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Transferor Certificate, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferor (or other holder of the Transferor Certificate) and any other holders of equity interests in the Trust. However, Special Counsel is of the opinion that, under current law, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Transferor Certificate, the Certificates or any other interest in the Trust, including any Collateral Interest, were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a publicly traded partnership taxable as a corporation for such

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

purposes. Because Special Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered Certificates were partners, that partnership would be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear and Special Counsel is unable to opine as to whether the Trust would be so classified.

     Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly offered Certificates. Although the Transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferor. As a result, there can be no assurance that the measures the Transferor intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

     If the Trust were treated as a partnership and nevertheless were not treated as a publicly traded partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferor (or the holder of the Transferor Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. If the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Transferor may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

     If the arrangement created by the Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate

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

Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

     Newly Enacted Legislation. The "Small Business Jobs Protection Act of 1996," H.R. 3448 (the "Bill"), contains provisions creating a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Starting in September of 1997, the FASIT provisions of the Bill generally enable certain arrangements similar to the Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Bill, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the Agreement, the Transferor will be permitted to amend the Agreement and any Series Supplement in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Agreement and any Supplement as may be permitted by reason of the making of such an election. See "Description of the Certificates -- Amendments." However, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to its Certificate, even though Special Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Agreement and any Series Supplement may have other tax and non-tax consequences to Certificateholders. Accordingly, prospective Certificateholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Assuming, in accordance with Special Counsel's opinion, that the Certificates are debt obligations for federal income tax purposes, stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

     Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury Regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. Accordingly, Special Counsel is unable to opine as to whether interest payable on a Certificate constitutes "qualified stated interest" exempt from such inclusion. If sustained, such treatment should not significantly affect tax liabilities for most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisors concerning the impact to them in their

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

particular circumstances. The Transferor intends to take the position that interest on the Certificates constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

     Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. A taxable exchange of a Certificate also could occur as a result of the Transferor's substitution of money or investments for Receivables; see "Description of the Certificates -- Defeasance." The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount included in income with respect to the interest in the Certificate prior to its disposition and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

NON-U.S. CERTIFICATE OWNERS

     In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of the Trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Transferor (or the Trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Transferor Certificate other than the Transferor or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of

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

further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

     If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

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

     Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

STATE AND LOCAL TAXATION

     The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

     Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement, the Transferor anticipates that each Class of Certificates will be eligible for purchase by Plan investors.

     A violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with assets of any Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a "party in interest" or a "disqualified person" (collectively, a "Party in Interest") with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor (the "DoL"). The Transferor, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DoL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DoL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

     Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Certificates will represent beneficial interests in the Trust, and despite the agreement of the Transferor and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and section 4975 of the Code, unless either of the following exceptions applies.

     The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the related Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. The related Prospectus Supplement will indicate whether it is anticipated that each Class of Certificates will meet the foregoing criteria for treatment as "publicly-offered securities." No restrictions will be imposed on the transfer of the Certificates. Except to the extent otherwise disclosed in the related Prospectus Supplement, the Transferor expects that the most senior Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. Unless otherwise disclosed in the related Prospectus Supplement, the most senior Class of Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

     The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Transferor, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Transferor as to whether the value of each class of equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

     If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets," transactions involving the Trust and Parties in Interest with respect to a Plan that is a Certificate Owner might be prohibited under section 406 of ERISA and/or section 4975 of the Code and result in excise tax and other liabilities under ERISA and section 4975 of the Code unless an exemption were available. The five DoL class exemptions mentioned above may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Certificate by a Plan.

     The Certificates of any Series may not be purchased with the assets of a Plan if the Transferor, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules. In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Mut. Life. Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such a reasoning a purchase of Certificates with assets of an insurance company's general account may subject the insurance company to the prohibited transaction and other fiduciary responsibility rules of ERISA with respect to such assets. Insurance company general account investors should also consider the effect of the enactment of Section 401(c) of ERISA and any regulations issued under Section 401(c). Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Transferor will agree to sell or cause the Trust to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor or Trust, as applicable, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement). BancAmerica Robertson Stephens, an affiliate of the Transferor, the Servicer and the Corporation, may participate as an underwriter in the offering of the Certificates.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

     This Prospectus and the related Prospectus Supplement may be used by BancAmerica Robertson Stephens, an affiliate of the Transferor and Servicer, in connection with offers and sales related to market-making transactions in the Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such prices will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

     Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Certain agents and underwriters may be entitled under agreements entered into with Bank of America to indemnification by Bank of America against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Bank of America or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Andrea B. Goldenberg, Senior Counsel for the Corporation, and by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, special counsel to the Transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, special tax counsel to the Transferor. Certain legal matters relating to the issuance of the Certificates will be passed upon for the underwriters by such counsel as specified in the related Prospectus Supplement.

                         INDEX OF TERMS FOR PROSPECTUS

TERM                                                           PAGE
----                                                           ----
Accounts....................................................      1, 5
Accumulation Period.........................................         7
Additional Accounts.........................................     6, 43
Additional Transferor.......................................        37
Aggregate Addition Limit....................................        43
Agreement...................................................         5
Amortization Period.........................................         7
Assignment..................................................        44
Automatic Additional Accounts...............................        43
Bank of America............................................. 1, 5, 28, 31
Bank of America NT&SA.......................................        31
Bank Portfolio..............................................         5
Base Rate...................................................        22
Bill........................................................        69
Cash Collateral Account.....................................        61
Cash Collateral Guaranty....................................        61
Cede........................................................         2
Cedel.......................................................        35
Cedel Participants..........................................        35
Certificate Owners..........................................         2
Certificate Rate............................................         6
Certificateholder...........................................        34
Certificateholders..........................................         2
Certificates................................................      1, 5
Class.......................................................      1, 5
Closing Date................................................        11
Code........................................................        69
Collateral Interest.........................................        61
Collection Account..........................................        11
Commission..................................................         2
Controlled Accumulation Amount..............................        14
Controlled Accumulation Period..............................        13
Controlled Amortization Amount..............................        12
Controlled Amortization Period..............................        12
Controlled Deposit Amount...................................        14
Controlled Distribution Amount..............................        12
Cooperative.................................................        35
Corporation................................................. 10, 20, 31
Credit Enhancement..........................................         6
Credit Enhancement Percentage...............................        47
Credit Enhancement Provider.................................        56
Cut-Off Date................................................         8
Defaulted Accounts..........................................         7
Definitive Certificates.....................................        10
Depositaries................................................        33
Depository..................................................        33

TERM                                                           PAGE
----                                                           ----
Designated Additional Accounts..............................        42
Determination Date..........................................        51
Disclosure Document.........................................         9
Discount Percentage.........................................        45
Distribution Account........................................        46
Distribution Date...........................................        11
DoL.........................................................        72
DTC.........................................................         2
Eligible Account............................................        42
Eligible Receivable.........................................        42
Enhancement.................................................         6
Enhancement Invested Amount.................................        60
ERISA.......................................................        19
Euroclear...................................................        35
Euroclear Operator..........................................        35
Euroclear Participants......................................        35
Exchange Act................................................         2
FASIT.......................................................        69
FDIA........................................................        21
FDIC........................................................        21
Finance Charge Account......................................        46
Finance Charge Receivables..................................         8
FIRREA......................................................        21
Fitch.......................................................        46
Full Investor Interest......................................        17
Funding Period..............................................        16
GAAP........................................................        59
Group.......................................................        49
Holders.....................................................        36
Identified Pool.............................................         5
Independent Investors.......................................        73
Indirect Participants.......................................        34
Ineligible Receivable.......................................        41
Insolvency Event............................................        53
Interchange.................................................         5
Interest Funding Account....................................        38
Interest Period.............................................        11
Investor Interest...........................................         7
Investor Percentage.........................................         7
IRS.........................................................        67
L/C Bank....................................................        61
LIBOR.......................................................        63
Minimum Transferor Interest.................................         8
Monthly Period..............................................        11
Moody's.....................................................        46
New Issuance................................................         9
New Regulations.............................................        72
Non-U.S. Certificate Owner..................................        66

TERM                                                           PAGE
----                                                           ----
OID.........................................................    66, 69
OID regulations.............................................        66
Paired Series...............................................        17
Participants................................................        33
Participation Agreement.....................................        43
Participations..............................................     6, 43
Party in Interest...........................................        72
Pay Out Event...............................................        15
Paying Agent................................................        57
Permitted Investments.......................................        46
Plan Asset Regulation.......................................        72
Plans.......................................................        72
Portfolio Yield.............................................        22
Pre-Funding Account.........................................        17
Pre-Funding Amount..........................................        16
Principal Account...........................................        46
Principal Amortization Period...............................        13
Principal Commencement Date.................................        12
Principal Funding Account...................................        13
Principal Receivables.......................................         8
Principal Terms.............................................         9
Prospectus Supplement.......................................         1
Qualified Institution.......................................        46
Rapid Accumulation Period...................................        14
Rapid Amortization Period...................................        15
Rating Agency...............................................        19
Receivables.................................................      1, 5
Record Date.................................................        32
Regulations.................................................        68
Removed Accounts............................................         9
Reserve Account.............................................        62
Revolving Period............................................        11
Rules.......................................................         2
Scheduled Payment Date......................................        12
Securities Act..............................................         5
Senior Certificates.........................................         7
Series......................................................      1, 5
Series Supplement...........................................         5
Series Termination Date.....................................        52
Service Transfer............................................        56
Servicer....................................................        10
Servicer Default............................................        56
Servicing Fee...............................................        10
Shared Excess Finance Charge Collections Group..............        16
Shared Excess Principal Collections.........................        16
Shared Excess Principal Collections Group...................        16
Special Counsel.............................................        66
Spread Account..............................................        62

TERM                                                           PAGE
----                                                           ----
Standard & Poor's...........................................        46
Subordinated Certificates...................................         7
Supplemental Certificate....................................        37
Swaps.......................................................        62
Tax Opinion.................................................         9
Terms and Conditions........................................        35
Transfer Date...............................................        13
Transferor..................................................         5
Transferor Certificate......................................         9
Transferor Interest.........................................         7
Transferor Percentage.......................................        32
Trust.......................................................      1, 5
Trust Portfolio.............................................        30
Trust Termination Date......................................        53
Trustee.....................................................         5
TSYS........................................................        28
U.S. Certificate Owner......................................        66
U.S. Person.................................................        66
UCC.........................................................        63
Unallocated Principal Collections...........................        49
Underwriting Agreement......................................        74
Withholding Agent...........................................        70

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

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered BA Master Credit Card Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or

Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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

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

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

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY OF THE AGENTS OR UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  ----
Summary of Terms................................   S-3
Bank of America's Credit Card Activities........  S-18
The Receivables.................................  S-21
Maturity Assumptions............................  S-25
Receivable Yield Considerations.................  S-27
BankAmerica Corporation and Bank of America
  National Association..........................  S-28
Description of the Certificates.................  S-29
Underwriting....................................  S-50
Legal Matters...................................  S-52
Index of Terms for Prospectus Supplement........  S-53
Annex I: Other Series Issued....................   A-1
                      PROSPECTUS
Prospectus Supplement...........................     2
Reports to Certificateholders...................     2
Available Information...........................     2
Incorporation of Certain Documents by
  Reference.....................................     3
Prospectus Summary..............................     5
Risk Factors....................................    20
The Trust.......................................    27
Bank of America's Credit Card Activities........    28
The Receivables.................................    30
Maturity Assumptions............................    30
Use of Proceeds.................................    31
BankAmerica Corporation and Bank of America
  National Association..........................    31
Description of the Certificates.................    32
Credit Enhancement and Enhancement..............    60
Certain Legal Aspects of the Receivables........    63
Federal Income Tax Consequences.................    66
ERISA Considerations............................    72
Plan of Distribution............................    74
Legal Matters...................................    75
Index of Terms for Prospectus...................    76
Annex I: Global Clearance, Settlement and Tax
        Documentation Procedures................   A-1

                            ------------------------

  UNTIL JUNE 16, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================
                          BA MASTER CREDIT CARD TRUST
                              $648,750,000 CLASS A
                           FLOATING-RATE ASSET BACKED
                          CERTIFICATES, SERIES 1998-A

                              $41,250,000 CLASS B
                           FLOATING-RATE ASSET BACKED
                          CERTIFICATES, SERIES 1998-A

                      BANK OF AMERICA NATIONAL ASSOCIATION
                            TRANSFEROR AND SERVICER

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------
                              SALOMON SMITH BARNEY
(RECYCLED LOGO) This document is printed entirely on recycled paper.

======================================================